UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
MID PENN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 28, 2024

Dear Shareholders:

You are cordially invited to attend the live webcast of the 2024 Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. (the “Corporation”), which will be held in a virtual meeting format on Tuesday, May 14, 2024, at 10 a.m. EDT. The meeting will be conducted solely online via live webcast to enhance shareholder access by enabling attendance and participation from any location. There is no physical location for the annual meeting. In order to attend the annual meeting, you must register at www.proxydocs.com/MPB by 12 p.m. EDT on May 13, 2024. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

In accordance with SEC guidelines and in an effort to minimize printing, we are making the proxy materials for the Annual Meeting of Shareholders available via the Internet. The Notice of Internet Availability of Proxy Materials (“Notice”), which contains instructions on how to access the notice of annual meeting, proxy statement, and annual report on the Internet and how to execute your proxy, is first being mailed to holders of our common stock on or about March 28, 2024. This Notice also contains instructions on how to request a paper copy of the proxy materials.

The proxy statement addresses the formal business of the meeting. The formal business agenda includes the election of three Class B Directors, a non-binding vote to approve our executive compensation, and a proposal to ratify the appointment of our independent registered public accounting firm. At the meeting, management will review the Corporation’s operations during the past year. A copy of the Corporation’s annual report for the year ended December 31, 2023, is available with the proxy materials.

Your vote is very important. Whether or not you plan to attend the meeting, please vote in accordance with the instructions provided in the Notice. If you receive paper copies of the proxy materials, you may execute and return the accompanying proxy card as soon as possible in the postage-paid envelope or submit your proxy by telephone or the Internet. We encourage you to vote in advance to ensure that your shares are represented and voted at the annual meeting.

Sincerely, Rory G. Ritrievi Chair, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2024

To the Shareholders of Mid Penn Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. (the “Corporation”) will be held on Tuesday, May 14, 2024, at 10 a.m. EDT. The meeting will be held in a virtual meeting format via a live webcast. You will not be able to attend the annual meeting in person; however, you are invited to attend the annual meeting and vote your shares via live webcast.

In order to attend the annual meeting, you must register at www.proxydocs.com/MPB by 12 p.m. EDT on May 13, 2024. As part of the attendance process, you will be asked to provide the control number located on your Notice of Internet Availability of Proxy Materials (“Notice”), proxy card, or voting instruction form. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

At the meeting, you will be asked to consider and act upon the following matters:

1.	to elect three Class B Directors, each to serve for a three-year term or until the earlier of their resignation or their respective successors shall have been elected and qualified;

2.	to conduct a non-binding, advisory vote on the compensation paid to the Corporation’s named executive officers; and

3.

to ratify the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2024; and to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

The Notice, which contains instructions on how to access the notice of annual meeting, proxy statement, and annual report on the Internet and how to execute your proxy, is first being mailed to holders of our common stock on or about March 28, 2024. This Notice also contains instructions on how to request a paper copy of the proxy materials.

In accordance with the Corporation’s Bylaws and action of the Board of Directors, only those shareholders of record at the close of business on March 1, 2024, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

If you accessed this proxy statement through the Internet after receiving a Notice, you may cast your vote by telephone or over the Internet by following the instructions on that Notice. If you received this proxy statement by mail, you may cast your vote by mail, by telephone, or over the Internet by following the instructions on the accompanying proxy card.

Whether or not you plan to attend the virtual annual meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares in advance of the meeting via the Internet, by telephone or by mail, or by attending and voting online at the 2024 Annual Meeting of Shareholders. Please refer to the section “How to Vote” on page i for detailed voting instructions.

If you execute a proxy but later decide to attend the annual meeting virtually, or for any other reason desire to revoke your proxy, you may do so as described in this proxy statement at any time before your proxy is voted. Submitting a proxy will not prevent you from attending the annual meeting virtually and voting electronically during the meeting if you so desire, but it will help us secure a quorum and reduce the expense of additional proxy solicitation.

By Order of the Board of Directors,

Rory G. Ritrievi

Board Chair

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2024: The proxy statement, proxy card and 2023 annual report to shareholders are available at www.proxydocs.com/MPB.

2407 Park Drive, Harrisburg, Pennsylvania 17110

PROXY STATEMENT

2024 ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2024

Nasdaq Global Market Trading Symbol: MPB

This proxy statement is furnished by the Board of Directors of Mid Penn Bancorp, Inc. and

is being first provided to shareholders on or about March 28, 2024.

EXECUTIVE COMPENSATION	33

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024	38

AUDIT COMMITTEE REPORT	39

ADDITIONAL INFORMATION	41

PAY VERSUS PERFORMANCE	41

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING	46

2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

This proxy summary highlights information contained elsewhere in the proxy statement. You should review the complete proxy statement before voting.

2024 Annual Meeting Information

Date & Time	Location	Record Date
Tuesday, May 14, 2024 10 a.m. EDT	www.proxydocs.com/MPB	March 1, 2024

Please remember that you must preregister

to attend the annual meeting at the website

listed above.

How to Vote

By Internet

If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your Notice. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

By Mail

Shareholders of record may vote their shares by completing and returning a physical proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

By Telephone If you are a registered shareholder, you may vote by phone by calling (866)883-0222. Have your Notice or proxy card in hand when you call and then follow the instructions.

During the Annual Meeting

Shareholders of record may vote at the virtual meeting if they register at www.proxydocs.com/MPB by 12 p.m. EDT on May 13, 2024, attend the virtual meeting on May 14, 2024 at 10 a.m. EDT, and then click on the “Vote” link. Information regarding how to virtually attend the annual meeting is included on your Notice, and on the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you may need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the annual meeting.

2024 PROXY STATEMENT	i

 PROXY STATEMENT SUMMARY

Proposals to be Presented at the 2024 Annual Meeting of Shareholders

We present below a brief description of each of the proposals to be presented for action by the shareholders at the 2024 Annual Meeting. Detailed information regarding each proposal can be found beginning at the page indicated. The Board is not aware of any matters other than those described below that may come before the meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS – PAGE 1

The first item of business to be acted upon by the shareholders is the election of three (3) directors to Class B. The Board proposes the following nominees for election as Class B Directors:
• Kimberly J. Brumbaugh	• Rory G. Ritrievi
• Maureen M. Gathagan

The Board unanimously recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL NO. 2:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION – PAGE 22

The second item of business to be acted upon by the shareholders is a vote on the compensation paid to the Corporation’s named executive officers, commonly referred to as “say-on-pay”. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR approval of the compensation of the named executive officers, as described in the Compensation Discussion and Analysis and accompanying tabular and narrative disclosure contained in this Proxy Statement.

ii

 PROXY STATEMENT SUMMARY

PROPOSAL NO. 3:

RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024 – PAGE 38

The third item of business to be acted upon by the shareholders is the ratification of the selection of the Corporation’s independent auditors for 2024. The Corporation is asking its shareholders to ratify the selection of RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2024. Although this ratification is not required by the Corporation’s Bylaws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for 2024.

2024 PROXY STATEMENT	iii

 PROXY STATEMENT SUMMARY

Mission Statement

To reward all of our shareholders, critically serve and support all of our customers and communities, and cherish all of our employees.

2023 Highlights

Key Financial Accomplishments

Return on average tangible common equity was 10.37% for 2023.	Organic loan growth for 2023 was $424 million, or an annual increase of 10.8%.	Organic deposit growth for 2023 was $285 million, or an annual increase of 7.5%.

Return on average assets was 0.78% for 2023.	We paid cash dividends during 2023 of $0.80 per common share.

Community Support

In 2023, Mid Penn Bancorp, Inc. and its subsidiaries raised and contributed $2.42 million to local community and nonprofit organizations.

889 Community Organizations Supported	$833,000 Donated to Educational Improvement Organizations	$485,000 to Neighborhood Assistance Programs

13,926 Hours Volunteered by Employees Throughout Our Footprint	$341,000 Donated to Prostate Cancer Research through No Shave November Campaign	$200,000 Donated to Breast Cancer Charities through Mid Penn Celebrity Golf Classic

iv

 PROXY STATEMENT SUMMARY

ESG Highlights

Mid Penn’s executive leadership team and Board of Directors recognize the importance of an ongoing focus on its environmental, social and governance (“ESG”) oversight framework. An internal committee comprised of members of our senior management team promotes and monitors ESG programs and goals, including sustainability, diversity, inclusion, equality, and transparency. The Board, through its Nominating and Corporate Governance Committee, oversees the Corporation’s various ESG initiatives.

Environmental Responsibility

Mid Penn is devoted to operating in a sustainable manner and has undertaken a number of initiatives designed to reduce our impact on the environment and to promote environmentally-friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. In 2023, we:

•	Increased the use of e-records and e-signing technology resulting in a reduction of paper waste and carbon emissions.

•	Encouraged environmentally-friendly workplace practices by providing reusable metal water bottles to all employees.

•	Continued a multi-year process of converting all facilities to energy efficient systems and finishes to minimize carbon footprint.

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, will provide a strategic benefit to the Corporation. Furthermore, Mid Penn recognizes that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing continued focus and emphasis on environmental consciousness.

Social Impact

Our success depends on a highly-skilled, properly-motivated, and valued workforce. To that end, employees are provided with professional development opportunities to gain the skills and knowledge they need to advance the Corporation and fulfill personal career goals. In 2023, we continued to implement Human Capital Management practices to enable leaders to better hire talent and manage teams, including goal setting, performance evaluations, succession planning, and learning and development. Some of the ways that Mid Penn invests in human capital are:

•	Mid Penn University, offering over 60 instructor-led classes on topics such as technical banking skills, compliance, business development, and more.

•

Partnership with HACC, Central Pennsylvania’s Community College, and Luzerne County Community College, providing cost-free higher education to full-time employees who endeavor to earn a degree while continuing to work.

•	Individualized development planning and career planning.

2024 PROXY STATEMENT	v

 PROXY STATEMENT SUMMARY

•	Mentoring, job shadowing, and emerging leaders programs.

•	Performance coaching.

•	Student internship program.

In addition, our Culture Committee identifies, discusses, and plans ways to promote Mid Penn’s corporate culture throughout the company. We also offer competitive compensation and benefits packages that reflect the needs of our workforce. We offer medical, dental, and vision benefits, life and disability, parental leave, education reimbursement, and paid time off. We provide competitive retirement benefits, including a 401(k)-match program. In addition to base salary and benefits, Mid Penn employees participate in incentive plans that support our organizational philosophy of allowing employees to share in the Corporation’s performance and success. Since the start of the COVID-19 pandemic in 2020 and throughout 2023, the health and safety of Mid Penn’s employees and their families has been our highest priority.

DEI is also central to our success at Mid Penn. Our commitment to diversity, equality, and inclusion starts with hiring, retaining, and developing a workforce that is diverse in background, knowledge, skill, and experience. As of December 31, 2023, women represented approximately 65% and self-identified racial and ethnic minorities represented approximately 12% of the Corporation’s workforce. With a view toward increasing the representation of women and underrepresented minorities on the Board, the Nominating and Corporate Governance Committee has identified a goal of achieving, over time, a balanced level of diversity in the composition of the Board.

Mid Penn has non-discrimination and anti-harassment policies as outlined in our employee handbook and a formal Code of Ethics. To encourage productive conversations within our organization, during 2023, we held internal forums to provide opportunities for all colleagues to participate in discussions on career growth, diversity initiatives, mentoring, and volunteerism. In 2023, our DEI Committee, comprised of employees, held regular meetings, volunteered in the community, and hosted lunch and learns for employees on a variety of topics.

Mid Penn measures success not only in financial terms, but also in community impact. We are a community bank committed to investing in the financial health and well-being of our neighbors, and we believe that the success of our communities is a shared responsibility. Therefore, we support various organizations through fundraising efforts, educational sponsorship, and community development partnerships. In 2023, we are proud to have:

•	Participated in the Beyond School Walls program through Big Brothers Big Sisters of the Capital Region, which provides financial education and mentorship to high school students.

•	Bolstered principles of financial literacy through the My Savings Account and Banzai, Inc. programs.

•	Awarded academic scholarships to deserving high school seniors throughout our footprint through our Anna Woodside scholarship.

•

Supported Tri-County Housing Development Corporation, which develops affordable housing for low- and moderate-income individuals and families. Mid Penn employees served on the Board of Directors and taught new homebuyer education classes.

•	Served as an executive board member of the Neighborhood Housing Services of Greater Berks, Inc.

Mid Penn is passionate about being a good corporate citizen in the communities where we live and work. Going forward, the Corporation will continue to partner with nonprofit organizations that promote financial literacy, decrease the number of individuals facing economic barriers, and make our communities a reflection of our commitments and values.

Governance and Ethics

We are committed to achieving excellence in our governance practices to establish a strong foundation for the Corporation’s long-term success. We conduct our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our customers, employees, investors, partners, and regulators.

vi

 PROXY STATEMENT SUMMARY

Our Code of Ethics ensures that our directors, officers and employees remain in compliance with all applicable rules and regulations. Our Board of Directors, with 13 (out of 15) independent directors, is responsible for oversight of the management of the Corporation and its business for the long-term benefit of our shareholders. Our corporate governance policies and practices include evaluations of the Board and its committees, as well as continuing director education. Our Whistleblower and Complaint Policy further supports our stated goals with our governance structure. In 2023, our Board’s Nominating and Corporate Governance Committee continued to oversee our ESG programs.

Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor and mitigate risk, including information security risk management and cyber defense programs. These teams maintain rigorous testing programs and regularly provide updates to the Board. The Corporation has a robust Information Security program that incorporates multiple layers of physical, logical, and written controls. We leverage the latest encryption configurations and technologies on our systems, devices and third-party connections, and further vet third-party vendors’ encryption, as required, through the organization’s vendor management process.

While we are pleased to share our 2023 ESG progress, we strive to maintain and enhance our ESG standards and efforts in 2024. For more information regarding ESG, please visit the Investors link on the Corporation’s website at www.midpennbank.com.

2024 PROXY STATEMENT	vii

 PROXY STATEMENT SUMMARY

Snapshot of Board of Directors

Name	Age	Director Since	Principal Occupation	Independent

Class B Director Nominees up for Election in Proposal 1

Kimberly J. Brumbaugh	55	2019	Founder and Managing Partner, Brumbaugh Wealth Management, LLC	Yes

Maureen M. Gathagan	50	2021	Partner, Bittersweet Management, LLC and Member, Gathagan Investment Company, LP	Yes

Rory G. Ritrievi	60	2009	Chair, President and Chief Executive Officer, Mid Penn Bancorp, Inc.	No

Continuing Directors

Robert A. Abel	65	2011	Principal and Shareholder, Brown Plus	Yes

Matthew G. DeSoto	47	2008	President and Chief Executive Officer, MITER Brands	Yes

Albert J. Evans	57	2023	President, Fanelli, Evans & Patel, P.C.	Yes

Joel L. Frank	62	2023	Chairman and Managing Partner, Lamb McErlane PC	Yes

Brian A. Hudson, Sr.	69	2021	Former Executive Director and Chief Executive Officer, Pennsylvania Housing Finance Agency	Yes

Bruce A. Kiefer	64	2023	Manager/Chemist, The Hershey Company	Yes

Theodore W. Mowery	65	2003	Founding Partner, Gunn Mowery, LLC	Yes

John E. Noone	64	2012	President, Shamrock Investments, LLC	Yes

William A. Specht, III	62	2006	President and Chief Executive Officer, Seal Glove Manufacturing, Inc. and Ark Safety	Yes

Retiring Directors

Robert C. Grubic	72	2006	Chairman, Herbert, Rowland & Grubic, Inc.	Yes

Frank J. Gumina, Jr.	83	2023	President, Gumina Development Co.	Yes

David E. Sparks	80	2018	Chairman, Cumberland Advisors, Inc. and Founder, Former Chairman and Chief Executive Officer, First Priority Financial Corp.	No

viii

 PROXY STATEMENT SUMMARY

Board Expertise	Board Diversity
	Director Age Director Tenure	Director Diversity

2024 PROXY STATEMENT	ix

PROPOSAL NO. 1: ELECTION OF DIRECTORS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Qualifications and Nomination of Directors

The Corporation’s Bylaws authorize the number of directors to be not less than five (5) nor more than twenty-five (25). The Bylaws also provide for three classes of directors with staggered three-year terms of office. Terms of the members of each Class expire at successive annual meetings. Currently, Class A consists of five directors; Class B consists of five directors; and Class C consists of five directors. At the 2024 Annual Meeting, Mr. Grubic will retire as a Class A director and Messrs. Gumina and Sparks will retire as Class B directors.

The Board nominated the three persons named below to serve as directors until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal from office. The Board Chair individually met with and interviewed each of the other candidates for re-nomination to assess if the candidate desired to serve an additional term and to determine the best manner in which each director could serve most effectively in the next three years. The nominees are presently members of the Board and have consented to serve another term as a director if re-elected. If the nominees should be unavailable to serve for any reason, a majority of the Board then in office may select someone to fill the vacancy until the expiration of the term of the Class of directors to which he or she is appointed.

The proxy holders intend to vote proxies for the election of each of the three nominees named below, unless you indicate that your vote should be withheld from any or all of them. Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

The Board proposes the following nominees for election as Class B Directors at the annual meeting:
• Kimberly J. Brumbaugh	• Rory G. Ritrievi
• Maureen M. Gathagan

The Board unanimously recommends a vote FOR the election of each of the nominees listed above as Class B Directors of Mid Penn Bancorp, Inc.

2024 PROXY STATEMENT	1

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following individuals currently are serving three-year terms on the Corporation’s Board and will serve until their successors are duly elected and take office. Information, as of the date of this proxy statement, concerning the three nominees to the Board and the nine continuing directors appears below. The ages of our directors are as of May 14, 2024, and all other information (other than share ownership) is as of the date of this proxy statement. There are no family relationships among the directors or between the directors and any executive officer.

Class A Directors (to serve until 2026)

Age: 57 Director Since: 2023 Independent Board Committees • Compensation	Albert J. Evans

Biographical Information

Mr. Evans is the President of the law firm of Fanelli, Evans & Patel, P.C. with offices in Pottsville, Wyomissing and Sunbury, PA, and has been licensed for more than thirty years to practice law in the state and federal courts of Pennsylvania and New Jersey. Mr. Evans is a board member of the Pennsylvania Trial Lawyers Association. He is an appointed delegate for the Pennsylvania Bar Association and past President of the Schuylkill County Bar Association. He has also served on the boards of Riverview Financial and the Union Bank and Trust Company. Mr. Evans has served as lead trial counsel in numerous complex litigation cases, is a member of the Million Dollar Advocates Forum, and represents numerous municipalities and municipal authorities. He was also selected as a Pennsylvania Super Lawyer from 2019 to 2023. Mr. Evans holds a bachelor’s degree from Colby College and a Juris Doctor from Widener University School of Law. He served as counsel for a financial institution and has experience with acquisition transactions and corporate legal matters. Mr. Evans is a board member of multiple nonprofit civic organizations including Schuylkill YMCA, Walk-In-Art Center, Haven Unified, and Schuylkill Haven Island Committee and serves as a Eucharistic minister at St. Nicholas Church in Minersville. In addition to serving on the Compensation Committee of the Corporation, Mr. Evans chairs the Trust Committee of the Bank. Because of his legal expertise and his community involvement, the Board has determined that Mr. Evans adds value to the Corporation and is qualified to serve on the Board.

Age: 62 Director Since: 2023 Independent Board Committees • IT/Compliance (Chair) • Nominating and Corporate Governance

Joel L. Frank

Biographical Information

Mr. Frank is Chairman, Managing Partner and Executive Committee Chairman of Lamb McErlane PC, and concentrates his practice in commercial and civil litigation in state and federal courts, attorney and judicial discipline and ethical matters, as well as election law. Mr. Frank is rated “AV Preeminent” by Martindale-Hubbell and has been named a Pennsylvania Super Lawyer for general litigation every year since 2005. Mr. Frank holds a Bachelor of Arts degree in criminal justice from University of Delaware and a Juris Doctor from Widener University School of Law. Mr. Frank serves on the National Board of Directors for Alex’s Lemonade Stand Foundation and the Board of Directors and Executive Board of the Zoological Society of Philadelphia. He is also a Commissioner on the Pennsylvania State Athletic Commission. The Board has determined that Mr. Frank’s legal expertise and extensive community involvement qualify him to serve on the Board.

2

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 69 Director Since: 2021 Independent Board Committees • Audit (Vice Chair) • IT/Compliance • Nominating and Corporate Governance	Brian A. Hudson, Sr.

Biographical Information

Prior to his retirement, Mr. Hudson served for almost 20 years as the Executive Director and CEO of the Pennsylvania Housing Finance Agency (PHFA), an agency whose mission is to address affordable housing finance through specialized financing programs at the federal, state, and local levels. He is a Certified Public Accountant, a Chartered Global Management Accountant, and a Certified Treasury Professional. Mr. Hudson earned a Bachelor of Science degree in business administration from The Pennsylvania State University. Currently he serves, with the designation of SEC Financial Expert, as a Director and Audit Committee Chair of Erie Indemnity Company, a Nasdaq-listed company, and as a Director for the Community Development Trust and the Penn State Health Milton S. Hershey Medical Center. Mr. Hudson is past President and former board member of the National Council of State Housing Agencies, is past Chair of the Commonwealth Cornerstone Group, and previously served on the board of the National Housing Trust. He has also served on the Federal Reserve Board of Consumer Advisory Council and is former Director and Audit Committee Chair of the Federal Home Loan Bank of Pittsburgh. The Board has determined that Mr. Hudson’s extensive background in accounting and finance and industry knowledge, as well as his current and past service on a number of boards qualify him to serve on the Board.

Age: 64 Director Since: 2012 Independent Board Committees • Audit (Chair) • Executive	John E. Noone

Biographical Information

Mr. Noone began his career in accounting and became a Certified Public Accountant before entering banking and corporate finance. As a banker, Mr. Noone managed a commercial banking division of Pennsylvania National Bank as Vice President and Regional Commercial Banking Manager in Harrisburg, PA. He became an entrepreneur with the acquisition of McCann School of Business in 1993, and the founding of Higher Education Solutions, LLC in 2003. In 2007, Mr. Noone formed Shamrock Investments, LLC, a Central Pennsylvania firm that invests in commercial real estate and private business equity, where he currently serves as President. Mr. Noone earned a Bachelor of Science degree in business with a concentration in accounting from Marywood University. He also completed the Central Pennsylvania School of Commercial Banking at Bucknell University and the Advanced Commercial Lending School at the University of Virginia. Mr. Noone has served on the board of directors of the Pennsylvania Economic Development Financing Authority, Pennsylvania Chamber of Business and Industry, and various other civic and community organizations. Due to his extensive business experience and his accounting and banking background, the Board has determined that Mr. Noone adds value to the Corporation and is qualified to serve as the Lead Independent Director.

2024 PROXY STATEMENT	3

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class B Directors and Class B Nominees (to serve until 2027)

Age: 55 Director Since: 2019 Independent Board Committees • Compensation (Vice Chair) • Executive • IT/Compliance	Kimberly J. Brumbaugh

Biographical Information

Ms. Brumbaugh is the Managing Partner and Founder of Brumbaugh Wealth Management, LLC. She founded the company in 2004 after having worked in the industry for a Philadelphia firm from 1998-2003. She began her career in the automotive industry where she managed a department of 30 employees while attending Widener University at night for business administration. She continued her education at The American College of Financial Services in Bryn Mawr, PA, where she earned her securities licenses and certifications in financial services. Ms. Brumbaugh’s firm manages just over $500 million in client assets. She received the 2023 Leadership award from the Chester County Boy Scouts and was recognized as a Five Star Wealth Advisor in Fortune Magazine and Philadelphia Magazine in 2023. Ms. Brumbaugh received the Executive of the Year award from the Chester County Chamber of Business & Industry in 2022, and was recognized as a Top Wealth Manager in the Wall Street Journal in 2019. She has served on nonprofit boards for 26 years, most recently as a Trustee for Chester County Hospital Foundation Board and Chaired the Finance & Investment Committee through December 2023. In addition, she supports her industry as a member of the National Association of Insurance and Financial Advisors (NAIFA) and Cetera Advisor Networks’ Representative Advisory Council. The Board has determined that Ms. Brumbaugh’s extensive knowledge of business operations, development of employees, financial management, leadership, and community development qualify her to serve on the Board.

Age: 50 Director Since: 2021 Independent Board Committees • Compensation • IT/Compliance (Vice Chair)	Maureen M. Gathagan

Biographical Information

Ms. Gathagan is a founding partner of Bittersweet Management, LLC and a member of Gathagan Investment Co., LP. She has more than 20 years of diverse management experience in various industries including retail pharmacy, retail grocery, and franchised fast-food restaurants. She earned a Bachelor of Arts degree in applied psychology from Indiana University of Pennsylvania and a Master of Science degree in industrial and organizational psychology from the University of Baltimore. Ms. Gathagan is an active member of the Clearfield community by serving on the Clearfield Educational Foundation and Clearfield County Charitable Foundation boards. The Board has determined that Ms. Gathagan’s active involvement and participation in numerous local nonprofit and charitable organizations qualify her to serve on the Board.

4

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 60 Director Since: 2009 Board Committees • Executive (Chair) • IT/Compliance • Real Estate	Rory G. Ritrievi

Biographical Information

On February 25, 2009, Rory G. Ritrievi joined the Corporation and the Bank as President and Chief Executive Officer. Mr. Ritrievi has worked in the financial services industry for more than 37 years. He previously served as Senior Executive Vice President/Market President and Chief Lending Officer of Commerce Bank, Harrisburg, where he managed all aspects of the customer experience including the retail network, lending, marketing and public relations. As Chief Lending Officer, Mr. Ritrievi was responsible for loan production, credit quality and credit administration. Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor of Arts degree in economics from the University of Pittsburgh. He is a licensed, but nonpracticing, attorney in the state of Pennsylvania. He currently serves on the Advisory Board for Widener Law Commonwealth’s Business Advising Certificate Program and on the Board of Directors of the Harrisburg Area YMCA. He previously served on the Federal Reserve Bank of Philadelphia’s Community Depository Institution Advisory Council and on the Board of Directors of the Pennsylvania Association of Community Bankers. Because of his banking experience, his educational background, and leadership skills, the Board concluded that Mr. Ritrievi is the right person to lead the Corporation and the Bank and that these attributes qualify him to serve as President and Chief Executive Officer and Board member of the Corporation and the Bank.

Class C Directors (to serve until 2025)

Age: 65 Director Since: 2011 Independent Board Committees • Audit • Executive • Nominating and Corporate Governance (Chair)	Robert A. Abel

Biographical Information

Mr. Abel is a Certified Public Accountant and Certified Specialist in Estate Planning, and is a Principal, shareholder, and past member of the executive committee of Brown Plus in Camp Hill, PA. This regional CPA firm provides tax, audit, and consulting services. Mr. Abel has written many articles and participated in seminars on the topics of estate planning, wealth transfer, and financial planning. He received a Bachelor of Science degree from Shippensburg University. Mr. Abel is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, and the National Association of Estate Planners & Councils. He served as past Chairman of the Harrisburg YMCA. Mr. Abel has attended several bank director training seminars sponsored by Bank Director. The Board has determined that Mr. Abel’s vast knowledge in the accounting industry qualifies him to serve on the Board.

2024 PROXY STATEMENT	5

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 47 Director Since: 2008 Independent Board Committees • Compensation • IT/Compliance • Nominating and Corporate Governance (Vice Chair)	Matthew G. DeSoto

Biographical Information

Mr. DeSoto is the President and CEO of MITER Brands, based in Gratz, PA. MITER Brands is a leading fabricator of window and patio door products designed for residential and light commercial projects throughout the United States. Mr. DeSoto attended The Pennsylvania State University pursuing a Bachelor of Science degree in marketing. He serves on the Board of the MITER Brands Charitable Foundation, and is an active member of the Young Presidents Organization. The Board has determined that Mr. DeSoto’s knowledge of all aspects of business operations is an asset to the Corporation and well qualifies him to serve on the Board.

Age: 64 Director Since: 2023 Independent Board Committees • IT/Compliance • Nominating and Corporate Governance	Bruce A. Kiefer

Biographical Information

Mr. Kiefer has worked as a chemist in the Research & Development and Quality & Regulatory departments of The Hershey Company since 1984. During his career, he has held various scientific and management roles within the company. Along with his management responsibilities, he oversees the Laboratory Information Management System database and serves as the company’s Chemical Hygiene Officer. He is also a managing partner of Lawrence Keister & Co. Mr. Kiefer earned a Bachelor of Science degree in chemistry from Dickinson College and a Master of Science degree in food science from The Pennsylvania State University. He was a founding member of Pedal for Goodness (formerly the Tour de Chocolate Town) charitable bicycle ride to benefit Children’s Miracle Network. Mr. Kiefer has served as the treasurer of the Keystone Section of the Institute of Food Technologists for more than 25 years and is a member of the Scholarship Committee. Additionally, he has served as the treasurer of the Food Industry Group Food Science Alumni Association for more than 20 years. Bank Director recognized Mr. Kiefer for the successful completion of the required courses needed for the Bank Director Certification Program on November 23, 2023. The Board has determined that Mr. Kiefer’s business management experience and community involvement qualify him to serve on the Board.

6

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 65 Director Since: 2003 Independent Board Committees • Compensation (Chair)	Theodore W. Mowery

Biographical Information

Mr. Mowery is a founding partner of Gunn Mowery, LLC, which employs over 60 people and manages insurance and employee benefit programs for over 10,000 clients. He is also a founding partner of Mowery Insurance, Inc. Mr. Mowery is a licensed agent in life, health, property, and casualty insurance and holds Securities Series 6 and 63 licenses. He is also a member of the National Association of Insurance and Financial Advisors and the Estate Planning Council of Central Pennsylvania. Mr. Mowery received a Bachelor of Arts degree from Gettysburg College. He has served on numerous civic and community boards in the greater Harrisburg area. Due to his vast knowledge of the insurance services industry and his experience in managing all aspects of his company, the Board has determined that Mr. Mowery adds substantial value to the Corporation and is well qualified to serve as a member of the Board.

Age: 62 Director Since: 2006 Independent Board Committees • Audit • Real Estate (Chair)	William A. Specht, III

Biographical Information

Mr. Specht is President and CEO of Seal Glove Manufacturing, Inc. and Ark Safety, and serves on the Board of Directors. In 2012, he was appointed Vice Chair of the Board of the Corporation and the Bank and served in this role until July 2021. Mr. Specht served on the Dauphin County Planning Commission for nine years, serving as Chair for two years and Vice Chair for two years. Mr. Specht also served on the Board of MANTEC, a nonprofit organization and was a member of the Consumer Advisory Board of Capital Blue Cross. Mr. Specht is an active member of the Millersburg community and has served and continues to serve in various capacities with various organizations. The Board has determined that Mr. Specht’s business knowledge and management experience add value to the Corporation and qualify him well to serve on the Board.

2024 PROXY STATEMENT	7

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Compensation of the Board

The Corporation periodically obtains or conducts a survey of director fees, committee fees and other director compensation of banks that are similar in asset size and in similar markets to the Corporation and the Bank. The Compensation Committee reviews these surveys and recommends to the full Board any changes to the compensation of Board members for the upcoming year. The Board has final approval of the compensation of its directors. Directors, with the exception of the Lead Independent Director, received an annual Board fee of $55,000 for the year 2023. Mr. Noone received $87,500 for serving as Lead Independent Director and Committee Chair. Committee Chairs received an additional $7,500 in annual compensation. Committee Vice Chairs received an additional $2,500 in annual compensation. Effective May 19, 2023, Messrs. Evans and Frank were appointed directors of Mid Penn Bancorp, Inc., having previously served as directors of Mid Penn Bank, and in that capacity received Board fees in the amount of $14,583 and $15,417, respectively. Board members who also serve on the Bank’s Regional Business Development Advisory Boards receive an additional fee for each meeting attended. In 2023, Ms. Brumbaugh attended four meetings of the Mid Penn Bank Southeast Region Business Development Advisory Board, receiving total fees of $3,250 for such additional service. Additionally, in 2023, Mr. Evans attended three meetings of the Mid Penn Bank Northern Region Business Development Advisory Board, receiving total fees of $3,000 for such additional service. Mr. Frank, in 2023, attended three meetings of the Mid Penn Bank Southeast Region Business Development Advisory Board, receiving total fees of $2,250. No other directors received such additional meeting fees. Mr. Ritrievi does not receive a fee for serving on the Board.

On June 1, 2023, each non-employee Director who was serving on the Board at that time, with the exception of Mr. Evans, Mr. Frank, and Mr. Gumina who were appointed to the Board on May 19, 2023, was awarded a restricted stock grant of $40,005, equating to 1,760 shares of the Corporation’s common stock, with a fair market value of $22.73 per share, as part of his or her compensation. These common stock awards were granted with a one-year vesting restriction.

The Corporation and Bank maintain a deferred fee plan for directors, which enables a director to annually elect to defer payment of his or her fees until he or she terminates service on the Board. For 2023, the maximum amount each director could defer was 100% of his or her annual director’s fee. Participating directors may elect to receive either a lump sum or equal monthly installments in an amount equal to his or her deferral account (plus interest) upon retirement, early termination, disability, change in control or a hardship. If a director dies before distribution of his or her deferral account commences, the director’s designated beneficiary is entitled to receive the amounts in his or her deferral account or the projected account balance at the time the Corporation adopted the deferred fee plan (limited by the amount of net coverage purchased by the Bank), whichever is greater. For 2023, current members of the Corporation’s Board participated in this plan as follows: Mr. Abel deferred $50,500; Mr. Grubic deferred $44,000; Mr. Kiefer deferred $41,250; Mr. Mowery deferred $62,500; and Mr. Noone deferred $87,500.

In September 2023, the Board determined to terminate the Mid Penn Bank Director Retirement Plan, which provided Bank directors with at least five years of service with a modest retirement benefit. In connection with the termination of the plan, all directors with less than five years’ service were deemed vested at the minimum amount of five years’ service and future benefit accruals were frozen. Under applicable tax regulations, all amounts attributed to plan participants will be distributed in a lump sum payment on or about October 1, 2024.

As detailed in the “Director Compensation Table,” in 2023, the current non-employee members of the Corporation’s Board were paid $1,377,191, in the aggregate, for their service as directors, which includes (i) all Board fees and fees paid to Ms. Brumbaugh and Messrs. Evans and Frank for attendance at Mid Penn Bank Business Development Advisory Board meetings, (ii) the value of restricted stock awards, and (iii) change in pension value and nonqualified deferred compensation earnings.

8

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table summarizes the total compensation that non-employee directors earned for service as directors of the Corporation for the year ended December 31, 2023.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)

Robert A. Abel	62,500		40,005	4,829	107,334

Kimberly J. Brumbaugh	60,750	(3)	40,005	4,270	105,025

Matthew G. DeSoto	57,500		40,005	3,902	101,407

Albert J. Evans	52,791	(4)	-	-	52,791

Joel L. Frank	54,125	(5)	-	4,668	58,793

Maureen M. Gathagan	56,042		40,005	-	96,047

Howard R. Greenawalt	18,333		-	-	18,333

Robert C. Grubic	55,000		40,005	5,103	100,108

Frank J. Gumina, Jr.	32,083		-	-	32,083

Brian A. Hudson, Sr.	57,500		40,005	10,078	107,583

Gregory M. Kerwin	18,333		-	5,103	23,436

Bruce A. Kiefer	45,833		40,005	-	85,838

Theodore W. Mowery	62,500		40,005	-	102,505

John E. Noone	87,500		40,005	4,792	132,297

Noble C. Quandel, Jr.	20,833		-	5,103	25,936

David E. Sparks	55,000		40,005	25,515	120,520

William A. Specht, III	62,500		40,005	4,650	107,155

(1)	Amounts reflect the 1,760 shares of restricted stock granted on June 1, 2023 based on the fair value of the common stock on the grant date ($22.73 per share).

(2)	Amounts reflect the present value of the amount accrued to the directors in 2023 for the Mid Penn Bank Director Retirement Plan.

(3)	Includes $3,250 in fees paid to Ms. Brumbaugh for attending the Bank’s Southeast Region Business Development Advisory Board meeting.

(4)	Includes $14,583 in Mid Penn Bank Board fees and $3,000 in fees paid to Mr. Evans for attending the Bank’s Northern Region Business Development Advisory Board meetings.

(5)	Includes $15,417 in Mid Penn Bank Board fees and $2,250 in fees paid to Mr. Frank for attending the Bank’s Southeast Region Business Development Advisory Board meetings.

2024 PROXY STATEMENT	9

GOVERNANCE OF THE CORPORATION

Overview

The Board believes that the purpose of corporate governance is to ensure that the Corporation employs a system of operating practices and procedures designed to maximize shareholder value in a manner consistent with legal and regulatory requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board believes promote these objectives, are sound and represent best practices. These governance practices, Pennsylvania law (the state of incorporation), the rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”) regulations, as well as best practices suggested by recognized governance authorities, are continually reviewed for consistency and applicability.

As a result of this review process, in 2023 the Board recommended, and the Corporation’s shareholders approved, an amendment to the Corporation’s articles of incorporation to eliminate the supermajority shareholder vote requirement in transactions that receive the support of at least eighty percent (80%) of the members of the Board. Going forward, transactions that receive the overwhelming support of the Board will require only such vote of the shareholders, if any, as required by the Pennsylvania Business Corporation Law or Nasdaq rules. In those limited instances in which a vote is required, a majority of votes cast at the meeting will be sufficient to approve the transaction.

With respect to the composition of its Board, the Corporation seeks director candidates who uphold the highest standards of professionalism, are committed to the Corporation’s values and are strong independent stewards of the long-term interests of shareholders, employees, customers and the communities in which we work. The Board, through the Nominating and Corporate Governance Committee, considers Board composition on an ongoing basis, with a focus on recruiting directors who exhibit the qualities required to effectively oversee the Corporation, including its present and future strategies. The Board primarily seeks directors with experience in fields relevant to the Corporation’s businesses and operations and who are willing to effectively challenge and provide independent oversight of management. The Board seeks candidates who collectively reflect a meaningful level of diversity in four specific areas: expertise and experience; tenure and age; gender, race, ethnicity; and geography.

All of our directors must be qualified in terms of education, professional experience and applicable skills or core competencies. Each director must exhibit integrity, self-assurance, sound judgment, financial literacy, a history of achievement, a collaborative approach to decision making, inquisitiveness, enthusiasm and, of extreme importance, an independent mindset.

The Board believes that it is important that a director’s and shareholders’ interests are financially aligned. In order to promote such alignment of interests, the Corporation adopted a policy in 2023 that directors seeking re-election are required to beneficially own, as of the month-end prior to the date of nomination, such number of shares of common stock having an aggregate value of not less than that identified in the table below. The minimum value shall be determined by multiplying the number of shares owned times the greater of the tangible book value per share and stock price. The number of shares, stock price, and tangible book value shall be determined as of the month-end prior to the date of nomination.

Elected Term Being Sought	Minimum Value of MPB Common Stock

Second	$75,000

Third	$150,000

Fourth	$225,000

Fifth	$300,000

The Board also believes that director refreshment is an important component of good corporate governance and seeks to ensure periodic refreshment through a combination of a mandatory retirement age and term limits. By

10

GOVERNANCE OF THE CORPORATION

limiting the age and tenure of directors, the Board ensures that the Corporation will benefit from a balanced mix of long-term institutional knowledge, fresh ideas, and independence from management, while promoting director engagement and mitigating against complacency. To that end, the Corporation’s Bylaws require a director to retire at age 72 and, with certain limited exceptions for directors in office as of January 1, 2020, limits director tenure to a maximum of 15 years, in the aggregate. For more information regarding the director retirement and tenure policy, please refer to the Nominating and Corporate Governance Committee Policy and Charter available on the Corporation’s website.

Director Independence

The Corporation’s current Board is comprised of fifteen individuals. The Board has determined that all but one of the Corporation’s non-executive Board members are independent under Nasdaq’s corporate governance listing standards, resulting in 86% of the Board being deemed independent of management. In accordance with Nasdaq listing standards, only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance Committees.

To be considered independent, a director must have no disqualifying relationships as defined by the Nasdaq listing rules, and the Board must have affirmatively determined that the director has no other relationship with the Corporation, either directly or indirectly, that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In determining the directors’ independence, the Board considered both loan and non-loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to nonprofit organizations with whom they are associated.

Applying the foregoing, the Board has determined that the following directors are independent: Robert A. Abel, Kimberly J. Brumbaugh, Matthew G. DeSoto, Albert J. Evans, Joel L. Frank, Maureen M. Gathagan, Robert C. Grubic, Frank J. Gumina, Jr., Brian A. Hudson, Sr., Bruce A. Kiefer, Theodore W. Mowery, John E. Noone, and William A. Specht, III. Rory G. Ritrievi, current Chair, President, and Chief Executive Officer of the Corporation, and David E. Sparks, who received consulting fees from the Corporation in 2021, are not considered independent.

For more information regarding types of transactions, relationships or arrangements considered by the Board in reaching its determination that the directors are independent, please refer to “Related Person Transactions.”

Board Leadership Structure

The Board is led by a Chair selected by the Board. Prior to 2021, the Nominating and Corporate Governance Committee Policy and Charter (the “N&CGC Policy”) required that the role of Chair be filled by a non-executive director. Following a review of the practices of similarly situated, exchange-listed bank holding companies, the Board determined it to be advisable to update the N&CGC Policy to grant the Board the discretion to combine or separate the positions of Chair and Chief Executive Officer depending on the needs and circumstances of the Corporation as they exist from time to time.

Rory G. Ritrievi, President and Chief Executive Officer, currently serves as Board Chair. The Board believes that Mr. Ritrievi’s leadership role in developing the strategic vision of the Corporation, extensive knowledge of all aspects of the Corporation’s business, risks, shareholder base, employees and customers, and his intimate involvement in the Corporation’s day-to-day activities uniquely qualify him to serve as Board Chair during this important stage of the Corporation’s development, while the presence of an overwhelming majority of independent directors on the Board, coupled with a strong Lead Independent Director in Mr. Noone, enables the Board to continue to effectively provide guidance to, and oversight and accountability of, management.

The N&CGC Policy empowers the Chair to call meetings of the Board, preside over meetings of the Board and shareholders, and oversee the information provided to the Board in advance of meetings.

2024 PROXY STATEMENT	11

GOVERNANCE OF THE CORPORATION

In the event that the Chair is an executive of the Corporation or otherwise not independent under Nasdaq listing rules, the N&CGC Policy requires that the Board elect a Lead Independent Director, who shall be independent as determined in accordance with Nasdaq listing rules and shall:

•	preside over meetings in the absence of the Chair;

•	preside over meetings of the independent directors and facilitate communications between the independent directors and the Chair;

•	have the authority to call meetings or executive sessions of the independent directors;

•	serve as the liaison between the independent directors and the Chair;

•	be available for consultation and direct communication with major shareholders, as appropriate;

•	provide input to the Chair regarding agenda items and information requested by directors; and

•	discharge such other responsibilities as the Board may assign from time to time.

John E. Noone currently serves as Lead Independent Director. Nasdaq listing rules require that our independent directors meet in executive session at least once annually. Independent director meetings were held in April 2023 and October 2023.

Risk Oversight by Board

The Board is responsible for defining the strategic vision of the Corporation, establishing acceptable risk tolerances within which management is required to operate in order to attain identified strategic objectives, and overseeing and holding management accountable for execution of the overall strategic plan, all with a view toward maximizing shareholder value. Much of this oversight function is administered through the use of committees, which are focused on particular aspects of the Corporation and Bank’s operations and functions, and the risk inherent in those operations and functions. The Board seeks to constitute its committees with Board members who possess certain expertise or skill sets complementary to that committee’s oversight function. For example, the Audit Committee, which is charged with overseeing the financial risk associated with the Corporation’s operations, is comprised of three Board members who qualify as a “financial expert” under the Sarbanes-Oxley Act.

In addition to the general oversight of Corporation business and operations, and recognizing the unique risks that cyber threats pose to today’s financial institutions, the Board also reviews a comprehensive quarterly Enterprise Risk Management Report, prepared by the Bank’s Chief Risk Officer, which includes metrics and trends on major risk areas, including cybersecurity, asset quality, interest rate risk, operations, capital adequacy, and liquidity. Additionally, the IT/Compliance Committee provides further support to the Board in its role of overseeing cybersecurity risks affecting the Corporation by focusing particularly on new and emerging threats and the Corporation’s defenses and responses to those threats.

The Board also recognizes the unique risks that may be posed by virtue of an organization’s compensation practices. In establishing the compensation of the Corporation’s executive officers, specifically, and overseeing the compensation programs of all employees, generally, the Compensation Committee is required to consider the risks associated with the Corporation’s compensation practices, to ensure that such practices do not encourage the taking of unnecessary risks.

Further, in addition to receiving regular reports from Board committees, the Board Chair and the Corporation’s officers keep the full Board informed of the Corporation’s business through regular meetings and by providing regular reports and other materials to Board members. For more information about the Board’s committees, see “Committees and Meetings of the Corporation’s Board” below.

12

GOVERNANCE OF THE CORPORATION

Code of Ethics

The Corporation has adopted a Code of Ethics that applies to directors, officers and employees of the Corporation and the Bank. The Corporation last amended the Code of Ethics on January 26, 2022. A copy of the Code of Ethics may be viewed on the Corporation’s website, www.midpennbank.com, under Governance Documents in the Corporate Information section under the Investors link or requested from the Corporate Secretary by telephone at (866) 642-7736.

Restrictions on Trading & Hedging

Our Code of Ethics includes insider trading and anti-hedging provisions that prohibit all employees and directors from day trading or short selling Corporation securities and from engaging in transactions in any derivative of Corporation securities (other than securities issued under a Corporation compensation plan), including buying and writing options.

Shareholder Communications

Any shareholder who wishes to communicate with the Board may send correspondence to Rory G. Ritrievi, Chair, President, and Chief Executive Officer, Mid Penn Bancorp, Inc., at 2407 Park Drive, Harrisburg, Pennsylvania 17110, with a copy to Elizabeth O. Martin, Corporate Secretary, at the same address. Written communications received from shareholders are shared with the full Board or appropriate committee as warranted. The Board has a complaint procedure for communicating accounting, internal accounting controls and auditing matters. Complaints generated are directed to a separate mailing address, which is under the control of the Chair of the Audit Committee. Please refer to Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com for complete details.

A shareholder who intends to nominate an individual for election to the Board (other than a candidate proposed by the Board) must notify the Secretary of the Corporation in compliance with the requirements of Article 10, Section 10.1 of the Corporation’s Bylaws. Any shareholder who intends to nominate a candidate for election to the Board must notify the Secretary of the Corporation in writing not less than the earlier of (1) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders (which would be November 28, 2024, for the 2025 annual meeting), or (2) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC (which is also November 28, 2024, for the 2025 annual meeting).

In addition to satisfying the foregoing requirements under the Corporation’s Bylaws, to comply with the SEC’s new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than 60 days prior to the anniversary of the previous year’s annual meeting date (which would be March 15, 2025, for the 2025 annual meeting).

Annual Meeting Attendance

Thirteen (13) of the fifteen (15) directors attended the 2023 Annual Meeting of Shareholders. While the Corporation does not have a formal policy regarding attendance, all directors are strongly encouraged to attend the Annual Meeting of Shareholders.

Committees and Meetings of the Corporation’s Board

During the year ended December 31, 2023, the Corporation’s Board of Directors held 17 meetings. In addition, the Corporation’s independent Board members held two independent Board meetings during 2023.

2024 PROXY STATEMENT	13

GOVERNANCE OF THE CORPORATION

During 2023, the Board maintained six standing committees, four of which serve only the Corporation: Nominating and Corporate Governance, Executive, Audit, and Compensation; and two of which jointly serve the Corporation and the Bank: Real Estate, and IT/Compliance. Only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance Committees. Current committee membership is displayed in the following table.

Committee Membership Table

	Nominating and Corporate Governance (Corporation only)	Executive (Corporation only)	Audit (Corporation only)	Compensation (Corporation only)	Real Estate (Joint)	IT/ Compliance (Joint)

Robert A. Abel	CC	●	●/FE

Kimberly J. Brumbaugh		●		VC		●

Matthew G. DeSoto	VC			●		●

Albert J. Evans				●

Joel L. Frank	●					CC

Maureen M. Gathagan				●		VC

Robert C. Grubic (1)			●		●

Frank J. Gumina, Jr. (1)					●

Brian A. Hudson, Sr.	●		VC/FE			●

Bruce A. Kiefer	●					●

Theodore W. Mowery				CC

John E. Noone		●	CC/FE

Rory G. Ritrievi		CC			●	●

David E. Sparks (1)		●			●

William A. Specht, III			●		CC

Meetings Held in 2023	6	2	5	5	4	4

CC	Committee Chair
VC	Committee Vice Chair
●	Member
FE	Financial Expert per Section 407 of the Sarbanes-Oxley Act
(1)	Retiring from the Board at the 2024 Annual Meeting

During 2023, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served, with the exception of Frank J. Gumina, Jr., who attended 71% of meetings during his tenure on the Board. The independent directors met in executive session two times in 2023.

14

GOVERNANCE OF THE CORPORATION

The function of each of the Corporation’s committees is described below.

Nominating and Corporate Governance Committee

Among other responsibilities, this committee identifies, evaluates and recommends to the Board candidates for election or appointment as directors; monitors and makes recommendations to the Board on matters of policies and practices relating to corporate governance; and makes recommendations to the Board with respect to amendments to the Corporation’s organizational documents. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined by Nasdaq listing standards). Robert A. Abel serves as Chair and Matthew G. DeSoto serves as Vice Chair of this committee.

The Nominating and Corporate Governance Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com.

When developing a list of potential nominees, the Nominating and Corporate Governance Committee may take into consideration names provided by shareholders, directors or executive management. Information is gathered concerning the potential Board member’s location of business and residence, shares owned, and profession or business. Information about the individual’s core competencies and personal characteristics, including integrity, expertise and enthusiasm, is also gathered to determine if the candidate meets the criteria listed in the N&CGC Policy. The Nominating and Corporate Governance Committee screens this information to narrow its search of final candidates to be interviewed. Upon completion of the interviews, the Committee makes a final recommendation to the full Board. All potential candidates are screened by the same process regardless of whether they are recommended by a director, a member of executive management, or a shareholder.

With a goal of making progress toward inclusive representation of women and underrepresented minorities on the Board, the Nominating and Corporate Governance Committee has identified a goal of achieving, over time, a balanced level of diversity in the composition of the Board. While this goal continues to be a primary focus of the Committee, we are pleased to report that the Board has made significant progress over the last five years with the additions of Ms. Brumbaugh in 2019 and Mr. Hudson and Ms. Gathagan in 2021.

2024 PROXY STATEMENT	15

GOVERNANCE OF THE CORPORATION

The following matrix illustrates the core competencies determined by the Board to be exhibited by each director and nominee, as well as certain other qualifications and personal characteristics.

Board Composition Matrix

Core Competencies

Executive/Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial/Accounting/ Banking	✓	✓	✓				✓	✓	✓	✓	✓	✓	✓	✓	✓

Legal/Regulatory		✓		✓	✓				✓		✓	✓	✓	✓	✓

Development, Succession, Benefits, Compensation	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓

Information Technology	✓	✓	✓		✓	✓			✓	✓			✓		✓

Self-Identified Personal Information

Age	65	55	47	57	62	50	72	83	69	64	65	64	60	80	62

Gender (1)	M	F	M	M	M	F	M	M	M	M	M	M	M	M	M

Race (2)	C	C	C	C	C	C	C	C	B	C	C	C	C	C	C

Years Served on MPB Board	13	5	16	<1	<1	2	18	<1	3	1	21	12	15	6	18

Share Ownership	28,727	6,564	70,092	26,093	6,314	6,590	61,618	24,278	3,864	1,039,172	50,987	57,505	50,242	113,213	45,786

Independence	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N	N	Y

(1)	M – Male / F – Female

(2)	C – Caucasian / B – Black

Percent of Board members who meet diversity objectives—20%

Average Age—64

Average Share Ownership—106,070

Percent of common stock beneficially owned by the Board—9.6%

16

GOVERNANCE OF THE CORPORATION

The following matrix is required by Nasdaq listing rules and presents information provided by the directors as of the date of this proxy statement.

Board Diversity Matrix

(as of March 28, 2024)

Total Number of Directors – 15

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity

Directors	2	13	—	—
Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	12	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

Executive Committee
This committee may exercise the authority of the Board in the intervals between the meetings of the Board so far as may be permitted by law. Rory G. Ritrievi serves as Chair of this committee.

Audit Committee

This committee oversees audit coverage, selects the independent registered public accounting firm, reviews the annual and quarterly financial statements of the Corporation and auditor’s reports, and monitors with management and the internal and external auditors the system of internal controls and its accounting and reporting practices. All members of the Audit Committee are non-employee directors and are independent (as independence is currently defined by Nasdaq listing standards). The Audit Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. John E. Noone serves as Chair and Brian A. Hudson, Sr. serves as Vice Chair of this committee. Robert A. Abel, Brian A. Hudson, Sr., and John E. Noone serve as the Audit Committee Financial Experts.

Compensation Committee

This committee assures that senior executives are compensated effectively in a manner consistent with the Corporation’s compensation strategy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. This committee also reviews salary adjustments, compensation and benefits programs for all employees and makes recommendations to the Board. All members of the Compensation Committee are independent (as independence is currently defined by Nasdaq listing standards). The Compensation Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. Theodore W. Mowery serves as Chair and Kimberly J. Brumbaugh serves as Vice Chair of this committee.

2024 PROXY STATEMENT	17

GOVERNANCE OF THE CORPORATION

Environmental and Social Commitments

As a publicly traded community financial institution, it is incumbent upon the Corporation to assure that its operations are conducted in a manner that is both consistent with environmental preservation and supportive of the entire community in which it operates.

While the Corporation does not have a formal environmental policy because the nature of its operations does not result in a direct, material impact on the environment, the Corporation strives to operate in a manner that is environmentally friendly. We are currently in the process of implementing a multi-year plan to make each of the buildings in which the Corporation and its subsidiaries operate more environmentally friendly through scheduled renovations utilizing materials intended to leave as small a carbon footprint as economically feasible. Additionally, through its credit portfolio, the Corporation has strived to focus its efforts on companies that also operate in an environmentally-favorable manner.

Additionally, the Corporation endeavors to be a socially-responsible corporate citizen. As evidenced by the hundreds of thousands of dollars it contributes to charitable causes throughout its footprint, the thousands of hours of community service provided by its employees during work hours, the dedication of its entire team to two major, annual charitable fundraising programs (to combat breast and prostate cancer), and the initiatives it has developed centering on women in banking and promoting diversity and inclusion, the Corporation is committed to being a socially-responsible corporate citizen.

18

RELATED PERSON TRANSACTIONS

Related person transactions greater than $120,000 must be approved by the Board prior to any commitment by the Bank to any such transaction. Directors do not participate in the discussions and are not present for voting on their own related person transactions. All of the material terms, conditions and purpose of the transaction must be described in writing and provided to the Board, together with the written request for approval of any such transaction. The transaction is to be reviewed and approved by the appropriate senior officer before being submitted to the Board for approval. Related person transactions for ongoing or continuing services can be reviewed and pre-approved within reasonable parameters established by the Board on an as-needed basis. If the terms, pricing or conditions change so as to go outside the specified parameters cited in the request, the transactions are required to be resubmitted for review and approval.

From time to time, the Bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with the Corporation’s and the Bank’s officers and directors and their immediate families and companies in which they had an ownership interest of 10% or more, in each case on comparable terms as those prevailing from time to time for other customers and vendors. Loans from the Bank to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. The Corporation does not extend loans to related persons.

The Bank is party to a lease agreement with an entity that is an affiliate of Mr. Noone, Lead Independent Director of the Corporation’s Board, in connection with a retail branch property located in Mechanicsburg, Pennsylvania, which has a remaining initial term of 11 years. Following our 2015 acquisition of Phoenix Bancorp, Inc., the Bank assumed a lease agreement with the same entity in connection with a retail branch property located in Frackville, Pennsylvania, which has a remaining initial term of 13 years. The aggregate lease payments to such entity, of which Mr. Noone is a 98% limited partner, totaled approximately $175,000 during 2023. In determining director independence, the Board considered these lease arrangements and concluded they do not impact the independence of Mr. Noone.

Todd Ritrievi, brother of Chair, President and Chief Executive Officer Rory G. Ritrievi, has been employed by the Bank since 2022. He currently serves as Vice President, Senior Operations Project Manager. In such role, Mr. Ritrievi earned compensation in excess of $120,000 in 2023, and received retirement, health and wellness benefits, all on comparable terms as those provided for other employees of the Bank. Pursuant to the Related Person Transactions Policy, our Audit Committee reviewed and approved the details of Mr. Ritrievi’s employment.

In 2023, Julie Webb, spouse of Senior Executive Vice President and Chief Financial Officer Justin T. Webb, was employed by the Bank as Senior Vice President, Director of Risk Management Services for MPB Risk Services, LLC, a subsidiary of Mid Penn Bancorp, Inc. In such role, Ms. Webb earned compensation in excess of $120,000 in 2023, and received retirement, health and wellness benefits, all on comparable terms as those provided for other employees of the Bank. Pursuant to the Related Person Transactions Policy, our Audit Committee reviewed and approved the details of Ms. Webb’s employment.

Lawrence Kiefer, brother of director Bruce A. Kiefer, has been employed by the Bank since 2018. He currently serves as Vice President, Transition Ambassador in our western market. In such role, Mr. Lawrence Kiefer earned compensation in excess of $120,000 in 2023, and received retirement, health and wellness benefits, all on comparable terms as those provided for other employees of the Bank. Pursuant to the Related Person Transactions Policy, our Audit Committee reviewed and approved the details of Mr. Kiefer’s employment.

Neither the Corporation nor the Bank has entered into any other material transactions, proposed or consummated, with any other director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons.

2024 PROXY STATEMENT	19

BENEFICIAL OWNERSHIP OF MID PENN BANCORP, INC.’S STOCK HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table sets forth, to the best of the Corporation’s knowledge, those persons or entities who owned of record or beneficially on March 1, 2024, more than 5% of the outstanding shares of the Corporation’s common stock.

Beneficial ownership of the Corporation’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	voting power, which includes the power to vote or to direct the voting of the stock; or

•	investment power, which includes the power to dispose or direct the disposition of the stock; or

•	the right to acquire beneficial ownership within 60 days after March 1, 2024.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class

Lawrence Keister & Co. PO Box 254 Scottdale, PA 15683	1,003,259	(1)	6.1%

Marilyn K. Andras 244 East Lake Road Acme, PA 15610	1,037,978	(2)	6.3%

Lawrence J. Kiefer 305 Dogwood Drive Smithfield, PA 15478	1,038,251	(3)	6.3%

Bruce A. Kiefer 944 East Walnut Street Palmyra, PA 17078	1,039,172	(4)	6.3%

Donald F. Kiefer 156 Montgomery Road Scottdale, PA 15683	1,045,114	(5)	6.3%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,181,709	(6)	7.1%

(1)

Bruce A. Kiefer, a director of the Corporation, Donald F. Kiefer, a former director of the Corporation, Lawrence J. Kiefer, an employee of the Bank, and Marilyn K. Andras, a former employee of the Bank, may be deemed to be beneficial owners of these shares because each of these individuals is a managing partner of Lawrence Keister & Co., a Pennsylvania general partnership (the “Partnership”), and may be deemed to share investment and voting power.

(2)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Marilyn K. Andras is also the beneficial owner of an additional 34,719 shares, giving her total beneficial ownership of 1,037,978 shares.

(3)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Lawrence J. Kiefer is also the beneficial owner of an additional 34,992 shares, giving him total beneficial ownership of 1,038,251 shares.

(4)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Bruce A. Kiefer is also the beneficial owner of an additional 34,525 shares individually, 1,000 shares held jointly with his spouse, and 388 shares held by his minor child, giving him total beneficial ownership of 1,039,172 shares.

(5)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Donald F. Kiefer is also the beneficial owner of an additional 41,855 shares, giving him total beneficial ownership of 1,045,114 shares.

(6)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2024 by BlackRock, Inc.

20

BENEFICIAL OWNERSHIP OF MID PENN BANCORP’S STOCK HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Share Ownership by the Directors, Officers and Nominees

The following table shows, as of March 1, 2024, the number of shares and percentage of the Corporation’s common stock beneficially owned by each incumbent director, each nominee, and each Named Executive Officer, and all of the Corporation’s directors, nominees, and executive officers collectively as a group based on information furnished by the persons named and the Corporation’s records.

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with SEC Rule 13d-3. Unless otherwise indicated in a footnote appearing below the table, all shares reported in the following table are held either by the individual alone or by the individual together with his or her spouse. The number of shares owned by the respective directors, nominees and executive officers is rounded to the nearest whole share.

	Common Stock

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Robert A. Abel	28,727	(1)	*

Kimberly J. Brumbaugh	6,564		*

Matthew G. DeSoto	70,092	(2)	*

Albert J. Evans	26,093	(3)	*

Joel L. Frank	6,314		*

Maureen M. Gathagan	6,590		*

Robert C. Grubic	61,618		*

Frank J. Gumina, Jr.	24,278	(4)	*

Brian A. Hudson, Sr.	3,864		*

Bruce A. Kiefer	1,039,172	(5)	6.3%

Theodore W. Mowery	50,987	(6)	*

John E. Noone	57,505	(7)	*

Rory G. Ritrievi	50,242	(8)	*

David E. Sparks	113,213	(9)	*

William A. Specht, III	45,786	(10)	*

Justin T. Webb	14,531	(11)	*

Scott W. Micklewright	14,689	(12)	*

Joseph L. Paese	6,936	(13)	*

Directors, nominees and executive officers as a group (22 persons including those named above)	1,637,821		9.9%

*	Does not exceed 1% of the class based on the number of shares of common stock outstanding as of March 1, 2024.
(1)	Includes 24,305 shares held in a Trust.
(2)	Includes 840 shares held by Mr. DeSoto in PUTMA accounts for his children and 78 shares held by Mr. DeSoto as a 50% owner in a partnership account, for which he has sole voting power.
(3)	Includes 1,208 shares held in the name of Frontier Trust FSB trustee, for Fanelli, Evans & Patel P.C.
(4)	Includes 1,277 shares held by Mr. Gumina’s spouse and 4,001 shares held in the name of Franina Associates, LLC.
(5)	Includes 1,003,259 shares held by a family partnership, of which Mr. Kiefer is a managing partner, and 388 shares held by his minor child.
(6)	Includes 250 shares held by Mr. Mowery’s spouse.
(7)	Includes 39,400 shares held in a Trust.
(8)	Includes 6,029 shares of restricted stock.
(9)	Includes 25,901 shares held by Mr. Sparks’ spouse and 5,562 shares held by Mr. Sparks’ family foundation.
(10)	Includes 4,900 shares held by Mr. Specht’s entity wholly-owned. Mr. Specht is trustee of a family trust of which 31,210 shares are held for the benefit of Janet E. Specht.
(11)	Includes 769 shares of restricted stock.
(12)	Includes 769 shares of restricted stock.
(13)	Includes 346 shares of restricted stock.

2024 PROXY STATEMENT	21

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are holding an advisory vote on the compensation of our named executive officers. At our 2023 annual meeting, over 94% of the votes cast by our shareholders approved the compensation paid to our named executive officers.

As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are critical to our success. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Mid Penn Bancorp, Inc. hereby approve the compensation of the Corporation’s named executive officers, as described in the Compensation Discussion and Analysis and accompanying tabular and narrative disclosure contained in the Corporation’s proxy statement for the 2024 Annual Meeting of Shareholders.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR this proposal.

22

EXECUTIVE OFFICERS

Executive Officers of the Corporation and the Bank

The following table sets forth, as of March 1, 2024, selected information about the Corporation’s and Bank’s executive officers, each of whom is appointed by the Board and each of whom holds office at the Board’s discretion.

Name	Age	Principal Occupation for the Past Five Years and Position Held with Mid Penn Bancorp, Inc. and Subsidiaries

Rory G. Ritrievi	60	Board Chair of the Corporation and Bank since July 2021; President, Chief Executive Officer and Director of the Corporation and the Bank since 2009.

Justin T. Webb	41	Senior Executive Vice President of the Bank since October 2018 and Chief Financial Officer since January 2024; Chief Operating Officer of the Bank from May 2018 to January 2024; Interim Chief Financial Officer of the Corporation and the Bank from March 2022 to May 2022; Executive Vice President from July 2014 to October 2018; Chief Risk Officer from July 2014 to May 2018.

Scott W. Micklewright	41	President of the Commercial and Consumer Banks since January 2024 and Chief Revenue Officer of the Bank since October 2018; Executive Vice President from February 2013 to October 2018; Chief Lending Officer from June 2010 to October 2018.

Joan E. Dickinson	59	Senior Executive Vice President and Chief Retail Officer since August 2021; Executive Vice President and Chief of Staff of the Bank from October 2018 to August 2021; Regional President from December 2017 to October 2018; Commercial Loan Manager from February 2017 to December 2017; Senior Vice President from January 2014 to October 2018.

Heather R. Hall	50	Senior Executive Vice President, Market President of the Central PA Market and Chief Lending Officer since January 2024; Executive Vice President and Market President of the Capital Region from April 2021 to January 2024; Commercial Relationship Manager November 2016 to April 2021.

Jordan D. Space	41	President of the Private Bank and Chief Operating Officer since January 2024; Executive Vice President and Chief Corporate Development Officer April 2022 to January 2024; Executive Vice President and Market President at S&T Bank from 2018 to April 2022.

Joseph L. Paese	64	Executive Vice President and Director of Trust and Wealth Management of the Bank since April 2016.

2024 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

2023 Key Business Accomplishments

The past year was a successful one for the Corporation, despite a difficult operating environment. As we look back on 2023, we are extremely proud of the following key accomplishments:

Key 2023 Financial Accomplishments

✓ Return on average tangible common equity was 10.37% for 2023.

✓ Organic loan growth for 2023 was $424 million, or an annual increase of 10.8%.

✓ Organic deposit growth for 2023 was $285 million, or an annual increase of 7.5%.

✓ Return on average assets was 0.78% for 2023.

✓ Paid cash dividends during 2023 of $0.80 per common share.

Compensation Program Authority and Objectives

The Board has delegated the task of administering Mid Penn’s compensation program to the Compensation Committee. The Committee’s primary responsibility is to assure that the compensation structure and components for executive officers of the Corporation and its subsidiaries are designed to (i) align with the interests of our shareholders and the strategic goals of the Corporation and its subsidiaries, (ii) attract and retain highly-qualified executives who are motivated to achieve high levels of performance, both short-term and long-term, (iii) be competitive with compensation programs of peer institutions, (iv) not encourage undue risk-taking which would negatively affect the safety and soundness of the Corporation and its subsidiaries, and (v) comply with the requirements of the appropriate regulatory bodies.

In making its compensation decisions for 2023, the Compensation Committee desired to recognize the efforts of the members of the executive management team who guided the Corporation in achieving each of the foregoing milestones.

24

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the key elements of our compensation program for our named executive officers. For the year 2023, our named executive officers are:

Name	Position

Rory G. Ritrievi	President, Chief Executive Officer and Director of the Corporation and Bank

Allison S. Johnson(1)	Senior Executive Vice President and Chief Financial Officer of the Corporation and Bank

Justin T. Webb	Senior Executive Vice President and Chief Operating Officer of the Bank

Scott W. Micklewright	Senior Executive Vice President and Chief Revenue Officer of the Bank

Joseph L. Paese	Executive Vice President and Director of Trust and Wealth Management of the Bank

(1)	Ms. Johnson ceased to be employed as Senior Executive Vice President and Chief Financial Officer of the Corporation and Bank effective December 29, 2023.

Compensation Program Design Overview

The main elements of compensation for 2023 for the named executive officers were base salary, short-term incentives and bonuses, restricted stock awards, and the vesting of cash retention bonuses implemented in 2019. Such elements are consistent with the Corporation’s compensation objectives to align with the long-term growth and sustained earnings objectives of shareholders, and our ability to attract, retain, and motivate highly-qualified executives.

Management’s Input Involving the Compensation Program

The Compensation Committee considers the views and recommendations of the Chief Executive Officer in making compensation decisions affecting executive officers who report to him. The Chief Executive Officer’s role in recommending compensation levels and compensation program elements is to develop and recommend appropriate performance measures and targets for each individual, to report on the respective individual’s performance, to provide data and background material to enable the Compensation Committee to assess the labor market and to make specific recommendations on each named executive officer’s respective salary. The Chief Executive Officer does not recommend his own salary and is not present during the Compensation Committee’s or the Board’s discussions or decisions regarding his or his team’s specific compensation.

Supplementary to executive compensation peer data provided by the Corporation’s independent compensation consultant, members of the Corporation’s Finance and Human Resources management team periodically provide the Chief Executive Officer and the Compensation Committee with updated peer analyses, which compile compensation program data disclosed by other peer banks in their respective SEC filings, in order for the Compensation Committee to assess the competitive market for executive compensation, and the consistency of the Corporation’s elements and amount and trend of executive compensation with those of similarly-profiled peer banks.

2024 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultant’s Role in Determining Compensation

In 2023, the Compensation Committee utilized the services of Newcleus Compensation Partners, an independent consulting firm that specializes in executive and board compensation. In connection with the 2023 engagement, Newcleus provided relevant peer data analysis (utilizing 2022 proxy information, the most recent compensation data publicly available) and advice for consideration by the Committee in evaluating compensation of the named executive officers. The Board’s objective is to compensate our executive officers at or around the 50th percentile of peers. The following peer group comprised of commercial banks with total assets ranging between $2.8 billion and $9.5 billion was used in Newcleus’s analysis:

First Commonwealth Financial Corporation	Washington Trust Bancorp, Inc.

ConnectOne Bancorp, Inc.	Peapack-Gladstone Financial Corporation

S&T Bancorp, Inc.	TrustCo Bank Corp NY

Flushing Financial Corporation	City Holding Company

Kearney Financial Corp.	Northfield Bancorp, Inc. (Staten Island, NY)

Amalgamated Financial Corp.	Financial Institutions, Inc.

Tompkins Financial Corporation	CNB Financial Corporation

The Bancorp, Inc.	Cambridge Bancorp

Univest Financial Corporation	Orrstown Financial Services, Inc.

Metropolitan Bank Holding Corp.

Results of Shareholder Say on Pay Vote in Determining Compensation

Each year, the Corporation asks its shareholders to cast a non-binding advisory vote on the compensation of our named executive officers, known as a “say-on-pay” vote. At the 2023 Annual Meeting, the Corporation’s shareholders approved the compensation of our named executive officers by an overwhelming majority of more than 94% of votes cast. The Compensation Committee considers the shareholders’ voted level of approval of our executive compensation practices relative to both the current year, and say-on-pay voting trends over several years, as a key input when considering whether to significantly change the Corporation’s compensation policies and practices. The strong past-shareholder support of our compensation philosophy, combined with the strong retention of the executive management team, has led the Compensation Committee to conclude that a material change to such philosophy is not currently necessary, although the Committee continues to seek the advice of an independent compensation consultant, as well as data from management, to ensure that the Corporation’s pay practices are consistent with current market conditions and best practices.

CEO Pay Ratio Disclosure

In 2015, the SEC adopted a rule requiring certain public companies to disclose the ratio of the total compensation of the CEO to the median compensation of its other employees.

For the Corporation, the median employee was determined using a census of all full-time and part-time employees as of November 30, 2023, which totaled 645 personnel excluding the CEO. The annual total compensation for all employees on this census was calculated using the same pay elements shown for the CEO in the “Summary Compensation Table – 2023”. The primary elements of this 2023 total compensation calculation included base salary/wages, bonuses and incentive compensation, employer matching contributions to the Corporation’s 401(k) plan, restricted stock awards, auto allowances, employer-paid life insurance premiums and nonqualified deferred compensation. For full-time employees who were hired during 2023, the base salary/wages element was annualized to determine the respective individual’s total compensation.

26

COMPENSATION DISCUSSION AND ANALYSIS

As disclosed in the “Summary Compensation Table – 2023,” the total compensation of the CEO for 2023 was $1,702,023. The 2023 total compensation of the median employee was $58,050. The resulting ratio of the CEO’s total compensation to that of the median employee is 29.3 to 1.

Components of Compensation

Base Salary

Base salary levels are set to attract and retain executives who can further the Corporation’s and Bank’s strategic objectives and who are motivated to achieve high levels of performance, both short-term and long-term. Base salary is the most significant component of the named executive officers’ compensation, and the Compensation Committee reviews it every year to determine whether the salary for each respective named executive officer is at an appropriate level when considering the relevant inputs. As mentioned above, the Chief Executive Officer reviews each named executive officer’s performance, other than his own, in making salary recommendations to the Compensation Committee. The Chief Executive Officer and the Compensation Committee consider each named executive officer’s general management performance; policy, procedure, and regulatory compliance; public relations; strategic objectives management; length of service with the Corporation and Bank; and the named executive officer’s position and areas of responsibility in making its determination of the appropriate level of base salary. The Compensation Committee reviews the Chief Executive Officer’s performance in making a salary recommendation to the Board.

Short-Term Incentives and Bonuses

In 2022 and 2023, the Corporation maintained an informal executive compensation plan pursuant to which our named executive officers were eligible to receive short-term cash and equity incentives for the achievement of corporate and individual performance goals. In order to receive a payment under the plan in 2023, the named executive officer had to be employed prior to September 30, 2022, and on the date of payout, and both the corporate and individual performance goals, which include actions that can only be taken by the named executive officer for the respective performance period, must be achieved. The short-term incentives for performance in 2022 and for the first quarter of 2023 paid to named executive officers were awarded in the first quarter of 2023. A key input considered by the Compensation Committee in determining whether to recommend an award and the amounts thereof were the actual earnings performance of the Corporation for the full year of 2022 and the first quarter of 2023 compared to the Board-approved targeted net income available to common shareholders for the respective periods as well as other non-financial targets. The Board’s targeted net income for 2022 was $54,665,000 while actual net income for such period was $54,806,000. The Board’s targeted net income for the first quarter of 2023 was $11,057,000 while actual net income for that period was $11,227,000. The Compensation Committee believed that the Board-approved earnings targets were aggressive and difficult to achieve, particularly in the difficult operating environment.

As a result of this performance relative to the Board-approved targets, and taking into account the impacts of the difficult banking environment on 2022 results, and considering each named executive officer’s respective performance goals and achievements, the Compensation Committee awarded cash incentive payments of $300,000 to Mr. Ritrievi, $135,000 to Messrs. Webb and Micklewright, $110,000 to Ms. Johnson and $70,000 to Mr. Paese. These cash incentive payouts ranged from 32.3% to 48% of such executive’s 2022 base salary amounts.

Equity Incentive Plans

The Corporation has continued to make restricted common stock awards to named executive officers, other members of management, and directors, consistent with past practice. Restricted stock is common stock granted to an employee or director that does not vest until specific conditions are met. Typical conditions for employees receiving restricted stock grants include performance goals for the individual or the Corporation, and for the vesting thereof, the individual being required to remain employed with the Corporation or Bank for a specific number of years. Once the conditions are met, then the common stock vests and the employee obtains the shares without restrictions. The Board believes that restricted stock awards can serve as an important element in attracting and

2024 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

retaining employees and directors whom the Board expects to contribute to the Corporation’s growth and success both in the near-term, and over the longer-term vesting period and beyond, to realize benefits in the growth on the value of the Corporation’s stock in alignment with shareholder interests. By compensating employees and directors with shares of Corporation common stock, the employees and directors have additional incentive to ensure that the Corporation is successful. Based on the recommendations of the Compensation Committee, the Board determines to whom specifically it grants restricted stock, as well as the timing, vesting schedule, and number of shares subject to the award. Historically, awards have been made under the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan, which expires by its terms in 2024.

At the 2023 Annual Meeting, the Corporation’s shareholders approved a new, omnibus Stock Incentive Plan. This new plan replaces the 2014 Restricted Stock Plan and provides the Corporation additional flexibility in designing its equity compensation programs by authorizing the issuance of stock options, restricted stock, stock appreciation rights, deferred stock units and performance shares. The number of shares of common stock which may be issued under the Stock Incentive Plan may not exceed 350,000 shares. The Compensation Committee may suspend, terminate or amend the Stock Incentive Plan at any time; provided, that no amendment may be made without shareholder approval if such approval is required by law, agreement or the rules of any exchange upon which the Corporation’s shares of common stock are listed. In addition, no such amendment, suspension or termination may impair the rights of participants with respect to their outstanding awards without their consent.

All awards issued under the Stock Incentive Plan are subject to the Corporation’s Clawback Policy.

Retention Bonuses

In 2022, a two-year retention bonus was awarded to Messrs. Webb and Micklewright and a three-year retention bonus was awarded to Mr. Ritrievi. While advanced in full on the grant date, these bonuses were structured such that they vest over a two-year or three-year period (one-half or one-third on each anniversary of the grant date), subject to the executive’s continued employment. In the event that the executive’s employment is terminated for cause or the executive resigns prior to the final anniversary of the grant date, the executive is required to repay any unvested portion plus interest on the unvested portion. Amounts that vested in 2023 are reflected in the Summary Compensation Table below.

Benefit Plans Available for All Employees

Certain benefit plans, including group insurance plans as described below, are not tied to Bank or individual performance. The cost of providing such plans to all eligible employees, including named executive officers, is viewed as a cost of doing business and not taken into account when determining specific compensation of the named executive officers.

Group Insurance Plans

The named executive officers participate in group insurance benefit plans that are generally available to all employees. These plans include group life insurance, group disability, health insurance and dental and vision benefits. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Bank. Under the group life insurance plan, Mr. Ritrievi was unable to get the same percentage of coverage as other employees due to the maximum benefit provided for in the plan. In order to afford Mr. Ritrievi the same long-term disability coverage as other employees, an individual policy was purchased with the premium (and Mr. Ritrievi’s associated income tax liability) reimbursed by the Bank.

Retirement Plan

In an effort to encourage its employees, including the named executive officers, to save for retirement, the Bank has established a tax-qualified 401(k) retirement plan for employees. The Bank believes that it is important to assist employees in saving for retirement and believes that by providing a mechanism to save for retirement, and through Bank matching of certain employee contributions, the Bank is providing the named executive officers with a reasonable and industry-expected incentive to continue in the employ of the Bank.

28

COMPENSATION DISCUSSION AND ANALYSIS

Employee Stock Purchase Plan

At the 2023 Annual Meeting, shareholders approved a new, tax-qualified employee stock purchase plan. The new, tax-qualified plan replaced the plan that had been in place since January 1, 2011. The new employee stock purchase plan provides eligible employees of the Corporation or the Bank, including the named executive officers, with an opportunity to purchase shares of common stock of the Corporation at a discounted price through payroll deductions. The Plan provides participants with a convenient method to acquire an interest in the common stock of the Corporation and realize the benefits of their efforts toward the long-term performance and success of the Corporation in alignment with our shareholders’ interests.

Company Vehicle

Each of the named executive officers is provided a company vehicle. Provision of a company vehicle is standard in the financial services industry as executive officers frequently meet clients and business associates at locations offsite of the Corporation’s offices. Each executive’s personal use of the company vehicle is tracked and calculated for inclusion in their taxable and total compensation.

Accounting and Tax Treatments

The Compensation Committee, in consultation with Finance management, considers the accounting and tax consequences of the compensation program and its elements, both for the Corporation and the individual, prior to making any changes to the compensation structure. Section 162(m) of the Internal Revenue Code limits the deduction of compensation paid to the named executive officers if certain thresholds are exceeded. Based upon the current base salary and compensation structure and existing agreements with the executives, the Corporation does not believe that Section 162(m) limitations were triggered in 2023 for our named executive officers, but this may be applicable in future years dependent upon factors including legislative changes to the limits, specific provisions and exclusions, or applicability of this tax code section.

Material Differences in Named Executive Officers’ Compensation

The differential between salary levels for each of the named executives is primarily driven by their respective positions, with consideration also given to the experience and time in their respective positions.

Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements

Employment Agreements

Each named executive officer is party to an employment agreement with the Corporation and the Bank, which, unless earlier terminated, automatically renews for a total of the next three years (two years for Mr. Paese) on each September 6. The employment agreements provide that Messrs. Ritrievi, Micklewright, Webb and Paese will receive an annual base salary of $625,000, $350,000, $350,000 and $295,000, respectively, which may be increased from time to time. In addition to base salary, the employment agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive officers of the Bank.

In the event of the executive’s involuntary termination of employment without “cause” or in the event of a voluntary termination for “good reason” (each as defined in the employment agreement), the executive would become entitled to continue to receive the executive’s base salary in effect on the date of termination for a period equal to the greater of the remaining employment term or six months and participate in the Bank’s life, disability, medical/health insurance and other benefits substantially similar to those which the executive was receiving during the year prior to the date of termination for the same period described above immediately following the date of termination, or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits.

The employment agreement and the executive’s employment may be terminated for “cause” (as defined in the employment agreement) by written notice from the Corporation or the Bank. If the employment agreement is

2024 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

terminated for cause, the executive’s rights under the employment agreement terminate as of the effective date of termination. The employment agreement also terminates without further payments to the executive as of the termination date in the event of the executive’s voluntary termination of employment (other than for good reason) or death. In the case of the executive’s “disability” (as defined in the employment agreement), the executive will become eligible for employer-provided short-term and/or long-term disability benefits, or worker’s compensation benefits, in which case the Bank’s obligation to pay the executive their annual base salary shall be reduced by such benefits. Under certain other types of disabilities set forth in the employment agreement, the employment agreement will terminate six months following a determination related to such disability by the Corporation’s board of directors.

In the event that the executive is involuntarily terminated for cause or voluntarily terminates employment without good reason, the executive will be subject to a twelve-month non-solicitation covenant (applicable to both customers and employees). In the event that the executive is involuntarily terminated without cause or voluntarily terminates employment for good reason, the executive will be subject to a twelve-month non-solicitation covenant with respect to employees and a six-month non-solicitation covenant with respect to customers.

The employment agreement with each executive provides that, in the event that the payments to be received by the executive, when taken together with payments and benefits payable to or on behalf of the executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. The executive is not entitled to a “gross-up” payment to reduce the effect of the tax under Section 4999 of the Code.

Mr. Ritrievi’s employment agreement further provides that he shall serve on the Bank’s board of directors and shall be re-nominated for election to the Corporation’s board of directors, with the Corporation’s board of directors recommending such election to its shareholders, for any annual meeting of shareholders at which the class of directors in which Mr. Ritrievi is serving will be elected. Mr. Ritrievi’s service as director of the Corporation, the Bank and any affiliate or subsidiary shall immediately terminate upon the termination of his employment for any reason.

Change in Control Agreements

The Corporation has entered into change in control severance agreements with each of its named executive officers. Each agreement has a “double-trigger” payment feature requiring both a change in control of the Corporation and the involuntary termination of the executive’s employment without cause or voluntary termination of employment by the executive for “good reason” in order for the benefit to be payable.

More specifically, in the event an executive’s employment is terminated on or within twelve months after a “change in control” during the term of the agreement either by the Corporation, other than for death or disability or for a reason other than “cause” (as defined in the agreement), or by the executive after the occurrence of certain specified events constituting “good reason” (described below), the Corporation will pay the executive a lump-sum cash payment. That payment is equal to 2.99 times the executive’s highest annual base salary in effect during the twelve months preceding the executive’s termination of employment with respect to Mr. Ritrievi, 2.75 times with respect to Messrs. Webb and Micklewright, and 2.25 times with respect to Mr. Paese. In addition, the executive and the executive’s beneficiaries will remain eligible to participate, on the same terms and conditions as apply from time to time to the Corporation’s executive management team, medical, vision and dental programs for 33 months for Messrs. Webb and Micklewright, 27 months for Mr. Paese, and three years for Mr. Ritrievi, or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits, within thirty days following the executive’s termination. In the event that the executive is involuntarily terminated for cause or voluntarily terminates employment during the term of the agreement, the executive will be subject to a twelve-month non-solicitation covenant (applicable to both customers and employees). In the event that the executive is involuntarily terminated without cause or voluntarily terminates employment for good reason, the executive will be subject to a twelve-month non-solicitation covenant with respect to employees and a six-month non-solicitation covenant with respect to customers.

30

COMPENSATION DISCUSSION AND ANALYSIS

The specified events of “good reason” permitting an executive to terminate employment following a change in control and receive payments or benefits under the agreement include: (i) a material diminution in executive’s authority, title, duties or responsibilities following a change in control from the authority, title, duties or responsibilities existing as of a change in control; (ii) requirement that the executive perform a substantial portion of his or her duties at a location more than 50 miles from executive’s principal executive office on the date of the agreement; or (iii) a material decrease in executive’s base salary and other compensation and benefits existing as of a change in control.

If, within ninety days after a termination of an executive’s employment that entitles such executive to payments under the agreement, the Corporation’s Board becomes aware of facts that, if known during the executive’s employment, it reasonably believes would have justified termination of such executive’s employment for cause (as defined in the agreement), the Corporation may refrain from paying any unpaid amounts due under the agreement or require the executive to promptly, but in no event less than ninety days after notice to such executive of such determination by the Corporation’s Board, repay any amounts previously paid or the value of any benefits previously received under the agreement.

The agreement with each executive provides that, in the event that the payments to be received by the executive, when taken together with payments and benefits payable to or on behalf of the executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. The executive is not entitled to a gross up payment to reduce the effect of the tax under Section 4999 of the Code.

Each agreement is for a term of three years and renews for an additional year on each anniversary of the respective named executive officer’s signing, absent notice of non-renewal from either party.

Supplemental Executive Retirement Plan Agreements

The Bank is a party to supplemental executive retirement plan agreements (“SERPs”) with each of its named executive officers. Each SERP provides for the monthly payment of a fixed cash benefit over a period of fifteen (15) years, commencing on the first day of the month following the executive’s separation from service: (i) occurring on or after reaching normal retirement age (age 70); (ii) due to disability; (iii) due to death; or (iv) within two (2) years following a change in control of the Bank. The terms of the SERPs are identical for each executive, except for the amount of the annual benefit and the timing of vesting of the benefit, which is as follows: Mr. Ritrievi—$190,000 (approximately 56% currently vested with the remainder to vest ratably over the next three years); Messrs. Micklewright and Webb—$100,000 (approximately 60% currently vested with the remainder to vest ratably over the next three years); and Mr. Paese—$80,000 (approximately 56% currently vested with the remainder to vest ratably over the next three years). The Board of Directors of the Bank reserves the right to increase the amount of the benefit from time to time, in its discretion.

In the event that any payment owing under the SERP would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, each SERP provides the executive with the same election right as that described under the heading “Change in Control Agreements” above. The executive is not entitled to a gross up payment to reduce the effect of the tax under Section 4999 of the Code.

The SERP also contains non-competition and non-solicitation covenants. A violation of such covenants, except in limited circumstances, would result in the forfeiture of any unpaid benefits to the executive.

Risk Analysis of Compensation Practices and Policies

The Compensation Committee reviewed the compensation policies and practices for all employees and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Corporation or Bank.

2024 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement.

Compensation Committee
Theodore W. Mowery, Chair	Albert J. Evans
Kimberly J. Brumbaugh, Vice Chair	Maureen M. Gathagan
Matthew G. DeSoto

Compensation Committee Interlocks and Insider Participation

The Corporation has no Compensation Committee interlocks. Messrs. Mowery, DeSoto, Evans, Kerwin, and Quandel and Mses. Brumbaugh and Gathagan constitute all of the directors who served on the Compensation Committee at any time during 2023. Each of them is an independent outside director. None of them is a current or former officer or employee of the Corporation. During 2023, the Bank engaged in customary banking transactions and had outstanding loans to certain of its directors, executive officers, members of the immediate families of certain directors and executive officers and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than normal risk of collectability or present other unfavorable features. Non-banking relationships that members of the Compensation Committee have had or maintain with the Corporation or Bank are described under the heading, “Related Person Transactions.” Rory G. Ritrievi, Chair, President, and Chief Executive Officer of the Corporation, attended Compensation Committee meetings only when and to the extent requested by the Committee. Mr. Ritrievi did not participate in determining his own compensation.

32

EXECUTIVE COMPENSATION

The following discussion provides details of the various components of executive compensation.

Summary Compensation Table

The following table summarizes the total compensation awarded or earned for services in all capacities to the Corporation or the Bank for the years ended December 31, 2023, December 31, 2022, and December 31, 2021, for the named executive officers (for the year ended December 31, 2022 for Ms. Johnson and Mr. Paese).

Summary Compensation Table – 2023

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3))	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Rory G. Ritrievi President & Chief Executive Officer	2023	679,808	21,356	400,003	—	300,000	252,591	48,265	1,702,023
	2022	604,231	31,250	225,006	—	200,000	234,130	36,382	1,330,999
	2021	522,885	68,750	200,004	—	200,000	124,191	32,726	1,148,556
Allison S. Johnson (6) Senior Executive VP & Chief Financial Officer	2023	343,006	41,052	40,003	—	105,000	125,949	26,634	681,643
	2022	203,750	25,000	109,240	—	—	10,289	11,002	359,281

Justin T. Webb Senior Executive VP & Chief Operating Officer of the Bank	2023	368,059	11,825	40,003	—	135,000	56,770	39,230	650,887
	2022	344,231	57,500	40,026	—	110,000	52,714	28,686	633,157
	2021	293,962	32,500	20,000	—	75,000	36,018	23,844	481,324
Scott W. Micklewright Senior Executive VP & Chief Revenue Officer of the Bank	2023	368,059	11,825	40,003	—	135,000	57,517	35,816	648,221
	2022	344,231	17,500	40,026	—	110,000	53,408	30,536	595,701
	2021	293,962	32,500	20,000	—	75,000	36,492	26,456	484,410
Joseph L. Paese Executive VP & Director of Trust and Wealth Management of the Bank	2023	285,383	—	18,004	—	70,000	124,638	29,846	527,871
	2022	259,172	—	18,013	—	30,000	115,604	26,814	449,603

(1)

This amount includes the vested portion of the two-year retention bonus granted in 2022 to Mr. Webb and Mr. Micklewright and the three-year retention bonus granted in 2022 to Mr. Ritrievi described under “ Retention Bonuses.”

(2)

We calculated these amounts using the provisions of ASC Topic 718. Amounts represent the full grant date fair value of the restricted stock awards granted June 1, 2021, April 1, 2022, June 1, 2022, and April 3, 2023. Depending upon the terms of each respective grant, some percentage of the shares of restricted stock granted vests on each anniversary of the date of grant (each, a “vesting tranche”), but only if such named executive officer remains continuously employed through the applicable anniversary date. The vesting periods range from one year to four years. We include the assumptions used in the calculation of these amounts in the footnotes to our audited financial statements included in our respective Annual Report on Form 10-K for the fiscal years ended December 31, 2021, 2022, and 2023.

(3)	This amount reflects the cash incentive payments described under “Short-Term Incentives and Bonuses.”

(4)

Represents the aggregate increase of $9,104, $8,183, and $4,060, in the present value of the officer’s accumulated benefit under the Director Retirement Plan for Mr. Ritrievi in 2023, 2022, and 2021, respectively, and reflects the change in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPs), described under the heading “Nonqualified Deferred Compensation Table”.

(5)	Includes the amounts on the following table that we paid to or on behalf of the named executive officers during 2023.

(6)	Ms. Johnson ceased to be employed as Senior Executive Vice President and Chief Financial Officer of the Corporation and Bank effective December 29, 2023.

2024 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

Summary of “All Other Compensation” – 2023

	Ritrievi ($)	Johnson ($)	Webb ($)	Micklewright ($)	Paese ($)

401(k) Match	14,850	14,850	14,850	14,850	12,842

Life and Disability Insurance	5,078	3,307	3,677	3,668	3,615

Personal Use of Company Vehicle	9,211	8,283	10,878	3,078	5,843

Disability Premium Reimbursement	5,190	–	–	–	–

Tax Reimbursements	1,289	–	–	–	–

Country Club Memberships	9,454	–	6,395	14,027	7,352

Other Miscellaneous Compensation	3,194	194	3,429	194	194

Total	48,266	26,634	39,229	35,817	29,846

Retirement Plans

The Corporation does not maintain a defined benefit pension plan for its employees. Mr. Ritrievi, however, participates in the Director Retirement Plan in connection with his service on our Board. We describe the Director Retirement Plan under the caption “Compensation of the Board.”

The Bank maintains the Mid Penn Bank Retirement Plan (hereafter, the “Retirement Plan”), which is a defined contribution plan and covers all eligible Bank employees, including the named executive officers. The Retirement Plan also has a 401(k) provision for all eligible Bank employees. Eligible employees are entitled to receive a share of the Bank’s discretionary profit-sharing contribution to the Retirement Plan for a year if they are Bank employees on December 31 of that year. For 2023, the Board approved a 401(k) safe harbor matching contribution rate of 100% on the first 4% of the employee deferral contributions plus 50% on the next 1% of the employee deferral contributions, up to a maximum Bank contribution of 4.50%. The Board may adjust its matching rate on an annual basis at its discretion.

The Board makes discretionary contributions to the Retirement Plan based on the recommendation of the Compensation Committee. The Corporation did not make a discretionary profit-sharing contribution for 2023. Distribution under the Retirement Plan can be made to participating employees upon retirement, either normal or early retirement as defined in the Retirement Plan’s provisions, at death or disability of the participating employee or upon severing employment if either partially or fully vested. The Retirement Plan’s discretionary contributions and non-safe harbor contributions are subject to vesting at the rate of 20% per year after the first two years of service with 100% vesting after six full years of service. The 401(k) safe harbor matching contributions are 100% vested when made. Participants are always 100% vested in their own 401(k) contributions. As of December 31, 2023, each of the named executive officers, with the exception of Ms. Johnson, was 100% vested in their discretionary accounts.

34

EXECUTIVE COMPENSATION

Stock Awards

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2023.

Outstanding Equity Awards at Fiscal 2023 Year End

	Stock Awards

Name	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Rory G. Ritrievi	26,753	649,562

Justin T. Webb	3,233	78,497

Scott W. Micklewright	3,233	78,497
Joseph L. Paese	1,588	38,556

On April 3, 2023, the Corporation awarded restricted stock to Messrs. Ritrievi, Webb, Micklewright, and Paese, and to Ms. Johnson under the Restricted Stock Plan, which is described above under the caption “Restricted Stock Plan.” Each named executive officer’s shares vest 25% on each anniversary of the date of grant (each, a “vesting tranche”), but only if the named executive officer remains continuously employed through the applicable anniversary date. In general, a participant in the Restricted Stock Plan will forfeit shares then unvested upon his or her termination of employment for any reason. Upon a participant’s death, the participant will vest in any unvested shares that would have vested in that calendar year.

The following table sets forth the number of shares acquired upon the vesting of stock awards by our named executive officers during the fiscal year ended December 31, 2023.

Option Exercises and Stock Vested – 2023

	Stock Awards

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Rory G. Ritrievi	6,132	148,815

Allison S. Johnson	1,000	22,730

Justin T. Webb	928	22,730

Scott W. Micklewright	928	22,730

Joseph L. Paese	545	14,140

2024 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

Pension Benefits

The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each of our named executive officers.

Pension Benefits – 2023

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Rory G. Ritrievi	Director Retirement Plan	13	59,648	0

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Rory G. Ritrievi	N/A	243,487	N/A	N/A	804,396

Allison S. Johnson	N/A	125,949	N/A	N/A	136,238

Justin T. Webb	N/A	56,700	N/A	N/A	209,915

Scott W. Micklewright	N/A	57,517	N/A	N/A	212,677

Joseph L. Paese	N/A	124,638	N/A	N/A	374,194

The nonqualified deferred compensation reflects contributions to date under the respective individual’s Supplemental Executive Retirement Plan.

36

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

Each of the named executive officers would be entitled to certain contractual benefits if their employment terminates under certain circumstances preceding or following a change in control. The agreements are described under the caption “Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements” included in the Compensation Discussion and Analysis. We calculated the potential post-employment payments due to each of these named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2023. Actual amounts payable can only be determined at the time of such executive’s termination.

				Before Change in Control		After Change in Control

		Termination for Disability	Termination on account of Death	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason

Rory G. Ritrievi	Severance (1)	$0	$0	$1,879,452	$1,879,452	$2,093,000	$2,093,000
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$1,241,265	$1,241,265
	Welfare continuation (3)	$0	$0	$82,753	$82,753	$77,230	$77,230
	Value of accelerated restricted stock	$0	$0	$0	$0	$643,142	$643,142
	Total	$0	$0	$1,962,205	$1,962,205	$4,054,637	$4,054,637

Justin T. Webb	Severance (1)	$0	$0	$1,006,849	$1,006,849	$1,031,250	$1,031,250
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$600,015	$600,015
	Welfare continuation (3)	$0	$0	$78,992	$78,992	$70,794	$70,794
	Value of accelerated restricted stock	$0	$0	$0	$0	$77,721	$77,721
	Total	$0	$0	$1,085,841	$1,085,841	$1,779,780	$1,779,780

Scott W. Micklewright	Severance (1)	$0	$0	$1,006,849	$1,006,849	$1,031,250	$1,031,250
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$600,015	$600,015
	Welfare continuation (3)	$0	$0	$77,081	$77,081	$68,863	$68,863
	Value of accelerated restricted stock	$0	$0	$0	$0	$77,721	$77,721
	Total	$0	$0	$1,083,930	$1,083,930	$1,777,849	$1,777,849

Joseph L. Paese	Severance (1)	$0	$0	$487,296	$487,296	$650,718	$650,718
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$532,515	$532,515
	Welfare continuation (3)	$0	$0	$38,721	$38,721	$43,574	$43,574
	Value of accelerated restricted stock	$0	$0	$0	$0	$38,175	$38,175
	Total	$0	$0	$526,017	$526,017	$1,264,982	$1,264,982

(1)	For severance and welfare continuation payment calculation, and time and form of such payments, see “Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements”.

(2)

Represents the unvested portion of each executive’s SERP, and assumes separation from service within 24 months following the change in control, thereby accelerating the vesting of such portion. As of December 31, 2023, the vested portion of each executive’s SERP, which is payable upon a separation of service for any reason other than cause, was as follows: Mr. Ritrievi—$1,608,735; Messrs. Webb and Micklewright—$899,985; and Mr. Paese—$667,485.

(3)	Assumes no increase in the cost of welfare benefits.

Additionally, as described above, Allison S. Johnson, former Chief Financial Officer of the Corporation, ceased to be employed by the Corporation effective December 29, 2023. In connection with Ms. Johnson’s departure, the Corporation and Ms. Johnson entered into a Separation Agreement and General Release, dated January 4, 2024. In consideration for, among other things, her compliance with certain restrictive covenants and a typical release of claims, Ms. Johnson will: (1) continue to receive her then-current base salary of $350,000.04 through April 28, 2024; (2) be entitled to receive an Early Termination Benefit under her Supplemental Executive Retirement Plan Agreement dated September 6, 2022, equal to $12,000.00 annually for fifteen (15) years; and (3) be entitled to retain the unvested portion of the balance of the retention bonus awarded to her in connection with her commencement of employment in 2022, which is approximately $70,196.64.

2024 PROXY STATEMENT	37

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

AUDIT COMMITTEE REPORT	39

The Audit Committee of the Board has appointed RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2024. Services provided to the Corporation and the Bank by RSM US LLP in 2023 and 2022 are described under the “Audit Committee Report,” below.

The Corporation is asking its shareholders to ratify the selection of RSM US LLP as its independent registered public accounting firm. Although this ratification is not required by the Corporation’s Bylaws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for 2024.

No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment. In the event that shareholders do not ratify the appointment of RSM US LLP, the Audit Committee would take a number of factors into account in determining its course of action, including its evaluation of the services provided by RSM US LLP and the remaining term of the Corporation’s engagement of RSM US LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

Representatives of RSM US LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate shareholder questions.

38

AUDIT COMMITTEE REPORT

The Board adopted a written charter for the Audit Committee. The Audit Committee Charter is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. As required by the charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

•

reviewed and discussed the fiscal year 2023 audited financial statements, and the management report on internal controls over financial reporting, with both management and the independent registered public accounting firm, RSM US LLP;

•

discussed with the independent registered public accounting firm, the matters required to be discussed by PCAOB Audit Standard 1301 (Communications with Audit Committees) as issued by the Public Company Accounting Oversight Board; and

•

reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Independence Rules and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2023, be included in the Corporation’s annual report and filed with the SEC.

Mid Penn’s independent registered public accounting firm for the years ended December 31, 2023, 2022, and 2021 was RSM US LLP. The Audit Committee of the Board has appointed RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2024.

Aggregate fees billed to the Corporation and the Bank by RSM US LLP for 2023 and 2022, the independent registered public accountants, for professional services rendered are as follows:

Year Ended December 31,	2023	2022

Audit fees	$762,211	$627,965

Audit-related fees	$100,500	$27,300

Tax fees	$0	$0

All other fees	$0	$0

Audit fees for 2023 and 2022 include professional services rendered for the audit of the Corporation’s annual consolidated financial statements (including amounts not yet billed, but expected to be billed) and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

Audit-related fees for 2023 include fees for professional services rendered during the retirement plan audit and in connection with the review of the Registration Statement on Form S-4 filed with the SEC on February 21, 2023, including its subsequent amendments, with respect to the acquisition of Brunswick Bancorp (SEC File No. 333-269890), the Registration Statement on Form S-8 filed with the SEC on May 25, 2023 to register the shares issuable under the Corporation’s stock incentive and employee stock purchase plans (SEC File No. 333-272207), and the Registration Statement on Form S-3 filed with the SEC on August 23, 2023 with respect to the “shelf” registration of up to $250 million in securities. Audit-related fees for 2022 include fees for professional services rendered in connection with the performance of the retirement plan audit.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

2024 PROXY STATEMENT	39

AUDIT COMMITTEE REPORT

The foregoing report has been furnished by the current members of the Audit Committee, which is comprised of five directors, all of whom are considered “independent” as defined in Nasdaq listing standards and are listed in the table below. John E. Noone, Robert A. Abel, and Brian A. Hudson, Sr. are qualified as Audit Committee financial experts within the meaning of rules and regulations promulgated by the SEC and Nasdaq listing standards, and the Board has determined that they have accounting and related financial management expertise to satisfy the requirements of the SEC and Nasdaq.

The Audit Committee Charter requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other permissible services. Under the charter, pre-approval will generally be provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Prior to approval, the Committee verifies with the auditor the nature of the proposed services to ensure independence will not be compromised. Under the charter, a de minimis exception is provided whereby pre-approval may be waived for non-audit services that meet all of the following requirements:

•	the aggregate amount of all such services is not more than five percent of the total amount of fees paid to the independent auditor during the year in which the services are provided;

•	such services were not recognized as non-audit services by the Corporation at the time of the engagement; and

•	the services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit.

RSM US LLP advised us that it is independent with respect to the Corporation, within the meaning of the applicable rules and regulations of the Securities and Exchange Commission, and in compliance with Rule 3520 of the Public Company Accounting Oversight Board. Current committee membership is displayed in the following table.

Audit Committee
John E. Noone, Chair	Robert C. Grubic
Brian A. Hudson, Sr., Vice Chair	William A. Specht, III
Robert A. Abel

40

ADDITIONAL INFORMATION
PAY VERSUS PERFORMANCE
In accordance with the SEC’s new disclosure requirements regarding pay versus performance (“PVP”), the following information is being provided to illustrate the relationship between compensation actually paid (“CAP”) to an executive (as defined by the SEC), and certain financial performance measures of the Corporation.
The Compensation Committee makes its compensation decisions independent of the SEC’s PVP disclosure requirements. For further information on how the Corporation aligns executive compensation with the Corporation’s financial performance, see “Compensation Discussion & Analysis” on page
24
above.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our principal executive officer (“PEO”) and other named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2023, 2022 and 2021, and our financial performance for each such fiscal year, as computed in accordance with SEC rules, followed by a table reconciling the compensation disclosed in the Summary Compensation Table (“SCT”), and the compensation required to be disclosed as CAP:

					Value of initial fixed $100 investment based on:

Year (1)	Summary Compensation Table total for PEO ($)	Compensation actually paid to PEO ($)	Average summary compensation table total for non-PEO named executive officers ($)	Average compensation actually paid to non-PEO named executive officers ($)	Total shareholder return ($)	Peer group total shareholder return ($)	Net Income	Return on average tangible common equity

2023	1,702,023	1,514,837	627,155	579,068	83.97	103.08	37,397,102	10.37%

2022	1,330,999	1,340,988	419,119	403,929	97.07	94.33	54,805,501	14.54%

2021	1,148,556	1,270,146	426,716	436,724	149.57	140.94	29,319,501	11.68%

(1)	The PEO in 2023, 2022, and 2021 was Rory G. Ritrievi.

(2)
The
non-PEO
NEOs were Messrs. Micklewright, Webb, Paese and Ms. Johnson for 2023, Messrs. Micklewright, Webb, Holt and Paese and Ms. Johnson for 2022, and Messrs. Micklewright, Webb, Peduzzi, and Holt and Ms. Joan E. Dickinson for 2021.

(3)
The peer group used are the peers identified by our compensation consultants, Newcleus Compensation Advisors. Peer Group Total Shareholder Return for 2023, 2022, and 2021 for the former peer group was $99.45, $94.01, and $141.09 respectively.

2024 PROXY STATEMENT	41

ADDITIONAL INFORMATION

The following table reconciles the Summary Compensation Table to the Pay Versus Performance Table above.

	PEO			Non-PEO Named Executive Officers

Year	2023	2022	2021	2023	2022 (1)	2021

Summary Compensation Table Total Compensation	$1,702,023	$1,330,999	$1,148,556	$627,155	$419,119	$426,716

Less Grant Date Fair Value of Stock Awards in Fiscal Year	400,003	225,006	200,004	34,503	51,826	17,475

Add Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Years and Fiscal Year	212,817	234,995	321,594	(13,584)	36,636	27,483

Compensation Actually Paid	1,514,837	1,340,988	1,270,146	579,068	403,929	436,724

(1)	The CAP for 2022 was materially impacted by the fact that Mr. Holt and Ms. Johnson each served as Chief Financial Officer for a partial year.
Graphical Description of Pay Versus Performance
In accordance with the SEC’s new PVP rules, we are also providing the following graphical illustrations of the relationship between information presented in the Pay versus Performance Table above.
The following graph illustrates the relationship between compensation actually paid to the Corporation’s PEO and, on average, its other NEOs, and the Corporation’s total shareholder return and that of our peer group:

42

ADDITIONAL INFORMATION

The following graph illustrates the relationship between the compensation actually paid to the Corporation’s PEO and, on average, its other NEOs, and net income, as well as the Corporation’s return on average tangible common equity:

The following graph illustrates the relationship between the compensation actually paid to the Corporation’s PEO and, on average, its other NEOs, and net income, as well as the Corporation’s net income:

2024 PROXY STATEMENT	43

ADDITIONAL INFORMATION

Tabular List of Performance Measures
The following table presents an unranked list of financial performance measures the Compensation Committee considers to be most important in determining the compensation of the Corporation’s named executive officers. As described in greater detail in the section titled “Compensation Discussion & Analysis” beginning on page __ above, the Corporation’s objective in designing its compensation program is to align executive compensation with the Corporation’s long-term growth and sustained earnings objectives of the Corporation’s shareholders, while attracting, retaining and motivating highly-qualified executives, and balancing both the risks and rewards of the program. Because the Corporation’s compensation program generally seeks to incentivize long-term performance, the Compensation Committee does not specifically seek to align the Corporation’s performance measures with Compensation Actually Paid (as defined by SEC rules) for a particular year.
Performance Metrics
Net Interest Margin
Return on average assets
Return on average tangible common equity
Efficiency ratio
Asset quality ratio
Organic loan growth
Total shareholder return

44

SHAREHOLDER PROPOSALS OR NOMINATIONS

Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2025 Annual Meeting of Shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to the Corporation at 2407 Park Drive, Harrisburg, Pennsylvania 17110, Attn: Elizabeth O. Martin, Corporate Secretary, no later than November 28, 2024.

In accordance with the Corporation’s Bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in the Corporation’s proxy materials, must comply with the procedures specified in the Corporation’s Bylaws, including providing notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Corporation’s Secretary, no later than 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders. For the 2025 Annual Meeting of Shareholders, this period will end on November 28, 2024.

In accordance with the Corporation’s Bylaws, a shareholder who desires to nominate candidates for election to the Board must comply with the procedure specified in the Bylaws, including providing proper notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Corporation’s Secretary no later than the earlier of (i) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders, or (ii) the deadline for submitting a proposal for inclusion in the Corporation’s proxy materials in accordance with the rules of the SEC. For the 2025 Annual Meeting of Shareholders, this period will end on November 28, 2024.

In addition to satisfying the foregoing requirements under the Corporation’s Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 15, 2025.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board knows of no matters other than those discussed in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, if the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, proxy holders may exercise discretionary voting authority under proxies that the Corporation solicits to vote in accordance with their best judgment on any such shareholder proposal or nomination.

2024 PROXY STATEMENT	45

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	Why am I receiving these materials?	A:	The Board of Directors of the Corporation is soliciting proxies for use at the Mid Penn Bancorp, Inc. 2024 Annual Meeting of Shareholders, which will be held in a virtual meeting format conducted exclusively by webcast on Tuesday, May 14, 2024, at 10 a.m. EDT.

Q:	Why are you holding a virtual meeting instead of a physical meeting?	A:	The virtual meeting format allows us to leverage technology to facilitate shareholder access to the annual meeting by enabling attendance and participation from any location. Your attendance at the annual meeting via the webcast affords you the same rights and opportunities as you would have at an in-person meeting.

Q:	What am I being asked to vote on?	A:

At the annual meeting, shareholders of record as of March 1, 2024 (the record date) will be asked to:

(i)  elect three (3) directors to Class B for three (3) year terms expiring in 2027;

(ii)   approve a non-binding, advisory vote regarding the compensation paid to our named executive officers as disclosed in this proxy statement; and

(iii)  ratify the selection of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2024.

The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be properly presented at the annual meeting, the proxies will vote according to the directions of the Board of Directors.

Q:	How does the Board of Directors recommend I vote my shares?	A:	The Board recommends that shareholders vote FOR each of the aforementioned proposals. As of March 1, 2024, directors and executive officers of the Corporation and their affiliates had the right to vote 1,637,821 shares of Corporation common stock, or 9.9% of the outstanding Corporation common stock entitled to vote at the annual meeting.

Q:	What do I need to do now?	A:	After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares will be represented at the annual meeting. Please follow the instructions set forth on the Notice or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:	Who is entitled to vote at the annual meeting?	A:	Shareholders of record, sometimes referred to as a “registered shareholder,” as of the close of business on March 1, 2024, which is referred to as the “record date,” are entitled to notice of, and to vote at, the annual meeting.

46

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	How many votes do I have?	A:	Each outstanding share of common stock is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors.

Q:	How do I vote my shares?	A:

Shareholders of record may vote their shares by completing and returning a physical proxy card, by Internet, by telephone or by voting virtually at the annual meeting.

Voting by Mail. Shareholders of record may vote their shares by completing and returning a physical proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your Notice. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

Voting by Phone. If you are a registered shareholder, you may vote by phone by calling (866) 883-0222. Remember to have your Notice or proxy card in hand when you call, and then follow the instructions.

Voting Virtually at the Annual Meeting. Shareholders of record may vote at the virtual meeting if they register at www.proxydocs.com/MPB by 12 p.m. EDT on May 13, 2024, attend the virtual meeting on May 14, 2024, at 10 a.m. EDT, and then click on the “Vote” link. Information regarding how to virtually attend the annual meeting is included below, on the Notice, and on the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you may need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the annual meeting.

Q:	If my shares are held in street name by a broker, will my broker automatically vote my shares?	A:	If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received proxy materials from the organization holding your account and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters. A “broker non-vote” results on a matter when your broker or nominee returns a proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee only has discretionary voting power with respect to the proposal regarding the ratification of the selection of the independent registered public accounting firm. If you wish to attend and vote virtually at the annual meeting, please visit www.proxydocs.com/MPB, and follow the instructions. You may be instructed to obtain a legal proxy from your bank, broker-dealer, or other similar organization and to submit a copy in advance of the meeting. Further instructions will be provided to you via email as part of the attendance process. It is important that you instruct your broker how to vote your shares.

2024 PROXY STATEMENT	47

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	What constitutes a quorum for the annual meeting?	A:	As of the record date, 16,573,707 shares of Corporation common stock were outstanding, each of which will be entitled to one vote at the meeting. Under Mid Penn’s Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Abstentions are also included for determining the presence of a quorum. If you fail to submit a proxy prior to the annual meeting or to vote at the meeting, your shares will not be counted towards a quorum.

Q:	Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the annual meeting?	A:

The three candidates for director receiving the highest number of votes cast by shareholders, even if less than a majority, will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will not be included in determining which nominees received the highest number of votes. A properly executed proxy that withholds authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of each of the other proposals will require the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Under Pennsylvania law, abstentions are not considered “votes cast” and, accordingly, will have no effect on such other proposals.

Q:	How can I attend the annual meeting?	A:

The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on March 1, 2024, the record date. No physical meeting will be held.

In order to attend the annual meeting, you must register at www.proxydocs.com/MPB by 12 p.m. EDT on May 13, 2024. As part of the attendance process, you will be asked to provide the control number located on your proxy card or Notice. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

The online meeting will begin promptly at 10 a.m., EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the annual meeting virtually on the Internet?	A:

You must register at www.proxydocs.com/MPB by 12 p.m. EDT on May 13, 2024. As part of the attendance process, you will be asked to provide the control number located on your proxy card or Notice. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

Should you have any questions regarding the registration process, please contact Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, (866) 642-7736.

48

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	Can I change my vote?	A:

Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to the Corporate Secretary, or (3) virtually attending the annual meeting, notifying the Corporate Secretary and voting at the annual meeting. Mid Penn’s Corporate Secretary’s mailing address is Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, Attention: Corporate Secretary.

Any shareholder entitled to vote virtually at the annual meeting may vote regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere virtual presence (without notifying Mid Penn’s Corporate Secretary) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy. A shareholder may change his or her vote up and until the time that votes are counted but not thereafter.

Q:	How will proxies be solicited and who will bear the cost of soliciting votes for the annual meeting?	A:	The Corporation’s directors, officers and Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held by these entities. The Corporation will, upon request, reimburse these third parties for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares.

Q:	What if I receive more than one set of proxy materials?	A:	Your shares are probably registered differently or are in more than one account. Vote all proxies you receive to ensure that all your shares are voted. If you have all of your accounts registered in the same name and address, you should only receive one set of proxy materials in future years. If you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent, Computershare at (800) 368-5948, if you directly hold registered shares.

Q:	How may I submit a question for the annual meeting?	A:	In order for management to thoroughly answer any questions that you may have about the Corporation or our annual meeting materials, including financial statements, we ask that you submit your questions prior to the Annual Meeting of Shareholders. You may submit questions either by mail or telephone by contacting Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, (866) 642-7736. Questions received in advance of the meeting will be compiled by the Corporate Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions submitted at the meeting.

2024 PROXY STATEMENT	49

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	When are nominations and proposals due from shareholders for the 2025 Annual Meeting?	A:	In order to be considered timely, you must submit your shareholder proposal or director nomination in writing by November 28, 2024, to Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110.

Q:	What is “householding”?	A:	In accordance with SEC rules, we have adopted a procedure called “householding.” Under this procedure, shareholders of record who have the same address will receive only one copy of the Notice of Internet Availability of Proxy Materials, unless we receive notice that one or more of these shareholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of this Notice, please notify Elizabeth O. Marin at Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110 or call (866) 642-7736 and a separate copy will be sent to you promptly.

Q:	Whom should I contact if I have additional questions?	A:

If you are a Mid Penn shareholder and have any questions about the annual meeting, need assistance in submitting your proxy or voting your shares of Mid Penn common stock, or if you need physical copies of this document or the proxy card, you should contact:

Mid Penn Bancorp, Inc.

2407 Park Drive

Harrisburg, Pennsylvania 17110

Attention: Investor Relations

Telephone: (866) 642-7736

50

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/MPB
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote
PHONE Call 1-866-883-0222
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

The annual meeting will be held virtually via live webcast. To attend and vote at the annual meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on May 13, 2024.

Mid Penn Bancorp, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of March 1, 2024

DATE:	Tuesday, May 14, 2024

TIME:	10:00 AM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/MPB for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Roberta A. Hoffman, Scott W. Micklewright, and Edward P. Williams (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mid Penn Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Mid Penn Bancorp, Inc.

Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

 FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors:
		FOR	WITHHOLD
	1.01 Kimberly J. Brumbaugh	☐	☐		FOR

	1.02 Maureen M. Gathagan	☐	☐		FOR

	1.03 Rory G. Ritrievi	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	An advisory vote to approve the compensation of the Corporation's named executive officers.	☐	☐	☐	FOR

3.	To ratify the appointment of RSM US LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐	FOR

The annual meeting will be held virtually via live webcast. To attend and vote at the annual meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on May 13, 2024. Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. Join owners should each sign. Trustees, administrators, attorneys, executors, custodians, guardians or corporate officers should include full title and authority.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date